Exhibit 10.41

EXECUTION

AMENDED AND RESTATED
SALES DEALER AGREEMENT

This AMENDED AND RESTATED SALES DEALER AGREEMENT (this “Agreement”) is entered into as of March 4, 2020 and made effective as of July 1, 2019 (“Effective Date”), by and between VIVINT SOLAR DEVELOPER, LLC, a Delaware limited liability company (“Vivint Solar”), and VIVINT, INC., a Utah corporation (“Vivint”).  Buyer and Seller are referred to herein individually as a “Party,” and collectively as the “Parties”.

RECITALS

WHEREAS, Vivint is in the business of selling, designing, installing, servicing, and maintaining smart home products and services described more fully below;

WHEREAS, Vivint Solar is in the business of selling, designing, installing, servicing, and maintaining residential rooftop solar systems described more fully below;

WHEREAS, the Parties entered into that certain Sales Dealer Agreement, dated August 16, 2017, pursuant to which the Parties agreed to terms and conditions governing each Party’s provision of dealer and related services to the other Party (as amended, amended and restated, supplemented, or otherwise modified from time to time, the “Original Agreement”);

WHEREAS, Vivint and Vivint Solar, Inc. (an affiliate of Vivint Solar) entered into (i) that certain Marketing and Customer Relations Agreement, dated September 30, 2014 (as amended, amended and restated, supplemented, or otherwise modified from time to time, the “Marketing Agreement”), pursuant to which Vivint and Vivint Solar, Inc. engaged in various cross-marketing and other potential customer and customer-focused efforts; and (ii) that certain Non-Competition Agreement, dated as of September 30, 2014,, as amended by that certain Amendment No. 1 to the Non-Competition Agreement, dated as of August 16, 2017, by and between the Parties (as further amended, amended and restated, supplemented, or otherwise modified from time to time, the “Non-Competition Agreement” and together with the Marketing Agreement, the “Termianted Agreements”);

WHEREAS, the Parties desire to amend and restate the Original Agreement to include additional terms and conditions governing each Party’s provision of dealer and lead generation services to the other Party;

WHEREAS, the Parties have agreed to terminate the Terminated Agreements, concurrently with the execution of this Agreement, effective as of the Effective Date;

WHEREAS, the Parties have simultaneously with this Agreement entered into that certain Recruiting Services Agreement, dated as of the date hereof, by and between the Parties (the “Recruiting Services Agreement”), pursuant to which Vivint will provide certain employee recruiting services as requested by Vivint Solar from time to time; and

WHEREAS, the Parties have independently determined that the transactions contemplated by this Agreement are on terms that are not materially less favorable than what would have been obtained in a comparable transaction with an unrelated third-party.

Confidential	A&R Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.Definitions, Term and Termination

1.1Definitions and Rules of Interpretation.  Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in Exhibit A, and the Rules of Interpretation set forth in Schedule 1 shall apply to this Agreement, unless in any such case the context requires otherwise.

1.2Term.  Unless earlier terminated pursuant to Section 1.3 or upon mutual agreement of the Parties, the initial term of this Agreement will commence on the Effective Date and continue through March 1, 2021 (the “Initial Term”).  The Initial Term will automatically renew for successive one (1)-year terms (each a “Renewal Term” and together with the Initial Term, the “Term”); provided, however, that either Party may terminate this Agreement at the expiration of the Initial Term or then-current Renewal Term by providing notice to the other Party no less than ninety (90) days’ prior to the expiration of the Initial Term or then-current Renewal Term, as applicable.

1.3Certain Termination Rights

1.3.1Termination for Cause.  Either Party may terminate this Agreement in the event of a breach by the other Party of any term or condition of this Agreement where such breach is not cured within thirty (30) days of receiving written notice from the non-breaching Party (or where the breaching Party has not begun good faith efforts to remedy the breach for cases where the breach cannot reasonably be cured within thirty (30) days).

1.3.2Termination for Extended Force Majeure Events.  A Party may terminate this Agreement due to an ongoing Force Majeure Event affecting its or the other Party’s performance under this Agreement during the Term in accordance with Section 17.3.

1.3.3Termination for Change of Control.  Either Party may terminate this Agreement upon ninety (90) days prior written notice to the other Party in connection with its or the other Party’s Change of Control.

1.3.4Termination of the Recruiting Agreement.  Notwithstanding anything to the contrary herein, this Agreement will immediately terminate upon the termination or expiration of the Recruiting Services Agreement.

2.Appointment and Dealer Program

2.1Appointment. Each Party hereby appoints the other as it’s Dealer in accordance with the terms and conditions of this Agreement, and each Party hereby accepts such appointment with authority to provide Lead Generation Services and Dealer Services in the Territory during the Term, solely in compliance with applicable Laws and all other requirements set forth in this Agreement. As a Dealer, neither Party will have authority to market, promote, sell or take any other actions with respect to the other Party’s Products outside of the Territory.  Either Party may, in its sole discretion, directly or through an unaffiliated third-party sell its own Products to any other Person, whether or not such Person is in, or outside of, the Territory. Subject to Section 2.9 below, nothing herein shall prohibit either Party from selling,

Confidential	2	A&R Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

promoting or offering similar services to those rendered hereunder to third parties whose products compete with the Products of the Party for whom it has been appointed a Dealer hereunder.

2.2Volume Commitments. In performing Lead Generation Services and Dealer Services under this Agreement, neither Party will be subject to any volume commitment with respect thereto.

2.3Dealer Authority. Except for the rights and licenses granted in this Agreement and absent express written authorization from each Party’s Chief Executive Officer or President, as applicable. Neither Party, acting in its capacity as Dealer, has authority, and will not represent or imply that it has any authority, to enter into any contract or agreement in the name of or that would otherwise be binding upon the other Party. Neither Party, acting in its capacity as Dealer, shall have authority to make any warranty or representation concerning the performance, quality or characteristic of any Products of the other Party except as otherwise offered by such other Party or as may be contained in Sales Materials. All agreements with Customers will be between the Customer and the Party whose Products such Customer is purchasing.  For the avoidance of doubt, the Party acting as Dealer shall not be a party, including a third-party beneficiary, to said agreement and expressly denies any rights, privileges or entitlements thereunder.

2.4Vivint Products. Vivint Solar will sell the Vivint Products using the form of agreement that Vivint has provided its sales representatives for use in each respective jurisdiction within the Territory. Vivint Solar will use commercially reasonable efforts to provide such new joint customers, who execute an SPA, with the option to finance both Parties’ Products through Vivint Solar’s financial product offerings, subject to Vivint Solar’s Financing Partners’ approval.

2.5Vivint Solar Products. Vivint will sell the Vivint Solar Products using the form of agreement that Vivint Solar has provided for its dealers’ use in each respective jurisdiction within the Territory and the Customer Agreement(s) outlined in Exhibit G for each Territory; provided, however, that financed SPA’s, PPA’s, and Lease’s shall be subject to Vivint Solar’s Financing Partners’ approval. Vivint will sell the Vivint Solar Products using the form of agreement that Vivint Solar has provided to Vivint for use in each respective jurisdiction within the Territory. Vivint will be permitted to sell an Add-On Solar System in compliance with Vivint Solar’s then current Add-on Solar System sales policy as may be updated from time to time; provided, however, that Vivint Solar provides Vivint with prior written notice of any such updates.

2.6Independent Contractors. The Parties are independent contractors, and no agency, partnership, joint venture or employer-employee relationship is intended or created by this Agreement. Neither Party shall have (a) power to obligate or bind the other Party nor (b) any power or authority other than those powers and authority that are expressly conferred upon it by this Agreement, unless specifically granted by the other Party in writing. Without limiting the generality of the foregoing, no authority is granted to either Party for the following:

2.6.1Make or discharge any contract in the name of the other Party;

2.6.2Make, alter, modify, or waive any term or condition stated in any contracts, advertisements or any type of the other Party’s approved form;

2.6.3Make, accept, or endorse notes or otherwise incur any liability on behalf of the other Party, or to expend, or contract for the expenditure of the funds of the other Party;

2.6.4Extend the time for the payment of monies due to the other Party;

Confidential	3	A&R Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

2.6.5Institute, prosecute, or maintain any legal proceedings in connection with any matter pertaining to the other Party’s business;

2.6.6Use an advertisement, advertising materials, marketing materials or other marketing devices, including Internet and web-based devices, for the purpose of marketing the Product until obtaining the written consent and approval of the other Party; and

2.6.7Offer any contract terms which deviate from the other Party’s approved form of Customer Agreement.

2.7Dealer Representatives. As a Dealer, each Party will be solely responsible for engaging its Representatives to perform its duties hereunder. Each Party shall require its Representatives to acknowledge and agree to follow the Ethics Standards of the other Party, as contained in Exhibit F, prior to providing Lead Generation Services or Dealer Services hereunder.

2.8Sales Tools.  When acting as Dealer, each Party will only use the other Party’s sales tools (e.g., NEO and Sales Genie) to create Customer accounts, run credit checks, execute Customer Agreements, and sell such other Party’s Products (“Sales Tool”).  Neither Party will use a third-party external application to create Customer accounts, run credit checks, execute Customer Agreements, and sell the Products of the other Party.

2.9Non-Competition and Exclusivity.

2.9.1At all times during the Term and throughout the Restricted Territory, Vivint will not (whether directly or indirectly, either through itself, an affiliate, or any Representative) (a) provide services similar to the Lead Generation Services and Dealer Services to any Vivint Solar Competitor; and/or (b) market, acquire leads, sell, solicit, offer, or seek to acquire prospective customers for any products or services that are similar to any of the Products of Vivint Solar other than through this Agreement or the Amigo Agreement.

2.9.2At all times during the Term and throughout the Restricted Territory, Vivint Solar will not (whether directly or indirectly, either through itself, an affiliate, or any Representative) (a) provide services similar to the Lead Generation Services and Dealer Services to any Vivint Competitor; and/or (b) market, acquire leads, sell, solicit, offer, or seek to acquire prospective customers for any products or services that are similar to any of the Products of Vivint other than through this Agreement or the Amigo Agreement.

3.Sales Channels

3.1Permitted Sales Channels. Each Party hereby agrees that it will provide the Services under this Agreement through only the following sales channels (collectively, the “Permitted Sales Channels”):

3.1.1Lead Generation Services and the Dealer Services through the Party’s direct-to-home Representatives;

3.1.2Lead Generation Services through the Party’s inside sales Representatives;

3.1.3Vivint may provide Lead Generation Services to Vivint Solar through Representatives on its Amigo App.

Confidential	4	A&R Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

3.2Prohibited Sales Channels.  Neither Party shall permit any employee, Representative, or contract to perform any Service under this Agreement through any channel that is not a Permitted Sales Channel, including (without limitation) the following sales channels (collectively, the “Prohibited Sales Channels”).

3.2.1Lead Generation Services and the Dealer Services through any form of outbound or unsolicited telemarketing;

3.2.2Lead Generation Services and the Dealer Services through any retail, brick-and-mortar establishment

3.2.3Lead Generation Services and the Dealer Services through any homebuilder;

3.2.4Dealer Services through inside sales employees; and

3.2.5Lead Generation Services and the Dealer Services through a person not an employee of the Party.

3.3Inside Sales Channel. The Parties’ respective inside sales channels shall only be utilized to provide Lead Generation Services.  In providing Lead Generation Services through the inside sales channel, each Party and its Representatives shall do so in accordance with the other Party’s respective Policies and Procedures.

3.4Direct-to-Home Sales Channel. In providing Lead Generation Services or Dealer Services through the direct-to-home channel, each Party and its Representatives shall do so in accordance with the other Party’s respective Direct to Home Code of Conduct as set forth in Exhibit C, attached hereto and incorporated herein by reference.

4.Dealer Responsibilities and Representations

4.1Dealer Obligations. During the Term of this Agreement, each Party, when acting as a Dealer hereunder, agrees that it will:

4.1.1Comply at all times with Applicable Law, the other Party’s Policies and Procedures, including the requirement to collect all Customer Materials, and obtaining all Licensing Requirements to perform Dealer services in the Territory.

4.1.2Conduct its business and represent the other Party in a professional, ethical, legal and businesslike manner in such a manner that its actions or the actions of its personnel will not jeopardize such other Party’s relationships with their communities of operation and with their Customers and Prospective Customers.

4.1.3Comply at all times with the terms of any agreement between the other Party and its Financing Partners, to the extent that such terms have been communicated by such other Party, as applicable.

4.1.4Provide, for each Representative in writing, to the other Party the (i) full name, (ii) email address, and (iii) sales office, prior to allowing such Representative to perform any Dealer services on behalf of such Party.

Confidential	5	A&R Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

4.1.5Require each Representative to provide personal identifying information to the other Party, in writing, including but not limited to the Representative’s; (i) full name, (ii) physical address, (iii) primary and secondary email address, (iv) date of birth, (v) telephone number, (vi) location of specific Dealer office, and (vii) any other information required to register the Representative with the other Party and its Financing Partner’s, prior to allowing such Representative to perform any Dealer services on behalf of such other Party.

4.1.6Require each Representative to submit a background check authorization to the other Party (the form of such authorization to be provided by such other Party) prior to allowing such Representative to perform any Dealer services on behalf thereof.

4.1.7Not permit its Representatives to perform Dealer services on behalf of the other Party until such other Party has, in its sole discretion, determined the fitness and eligibility of each such Representative to render Dealer services on its behalf.

4.1.8Require each of its Representatives to: (i) comply with the Licensing Requirements; (ii) correctly identify themselves as employees of the Party acting as Dealer and never as an agent or contractor of the other Party; (iii) be trained on the terms and requirements of this Agreement, and the Policies and Procedures of both Parties; (iv) agree in writing to not violate the terms of this Agreement, the Policies and Procedures and Applicable Law; (v) maintain a polite, cooperative manner when dealing with any and all Customers and Prospective Customers; and (vi) be subject to deactivation (i.e., no longer permitted to engage in Lead Generation Services or Dealer Services) or other disciplinary actions deemed appropriate upon any violation of the foregoing.  Notwithstanding the foregoing, the Parties agree to assist each other in securing the licenses necessary to comply with subpart (i) above, provided that each Party will reimburse the other Party for any costs associated with such assistance.

4.1.9Assure that its Representatives have access to and are provided with sufficient Sales Materials, in each case only as approved by the other Party, to enable them to accurately and properly market and demonstrate such other Party’s Products in the provision of Lead Generation Services and Dealer Services hereunder.

4.1.10Actively investigate and bring to a conclusion (which may include appropriate disciplinary action, including but not limited to termination of employment) any and all complaints regarding actions by the Party’s Representatives which actions violate its or the other Party’s Policies and Procedures or any of the terms of this Agreement.

4.1.11Notify the other Party immediately in writing of any Representatives that have been terminated or subject to any disciplinary action as contemplated hereunder. Upon receipt of such notice, the other Party may, it is sole discretion, remove any such Representative’s ability to sell, solicit, or offer to sale its Products.

4.2Customer Agreement Submissions. Each Party, in its capacity as Dealer, on behalf of itself and its Representatives, represents and warrants to the other Party that at the time of submitting a Customer Agreement that:

4.2.1to such Party’s knowledge, all information provided by the Prospective Customer as set forth therein (including all representations and warranties of the potential Customer) relating to the Prospective Customer will be true, correct and complete in all respects, and the Prospective Customer satisfies applicable credit and any other requirements set forth in the Policies and Procedures;

Confidential	6	A&R Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

4.2.2such Customer Agreements will be duly executed and, assuming execution by the other Party, are enforceable against such consumer;

4.2.3the marketing, advertising, promotion and selling of the Products to the consumer in connection with such Customer Agreements did not violate this Agreement or any Applicable Law;

4.2.4no Event of Default has occurred and remains uncured;

4.2.5such Customer Agreements are free and clear of any and all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of every kind or character, including the claims of any bank, creditor, or taxing authority;

4.2.6the submitting Party is not a party to any contract or agreement, oral or written, pursuant to which it has pledged or agreed to pledge, sell, exchange, transfer or dispose of, in any manner, any of its right, title or interest to such Customer Agreements; and

4.2.7it is not aware of any facts that would prevent a Prospective Customer from installing the Products and has no reason to believe that such Prospective Customer will not proceed.

4.3Lead Generation Obligations.

4.3.1Lead Generation Submissions. Unless mutually agreed by the Parties in writing after the date hereof, in connection with performing any Lead Generation Services under this Agreement (whether through the Amigo App or otherwise), Vivint shall provide the following information and documentation to Vivint Solar when submitting a prospective Customer to Vivint Solar, in each case in form and substance reasonably satisfactory to Vivint Solar (each, a “Qualified Solar Lead”):

(a)A document and signed by the Customer on the form provided by Vivint Solar, pursuant to which such Customer: (i) agreed to be contacted by Vivint Solar; (ii) consented to have credit pulled by Vivint Solar; and (iii) responded to Vivint Solar’s customer verification questions; in each case as may be updated from time to time by Vivint Solar; and

(b)Images of the Customer’s utility bills for the last twelve (12) months.

4.3.2Account Cancellation Policy and Stagnation Rules.  Subject to Vivint Solar’s Account Cancellation Policy as described on Exhibit H, Vivint will be the “owner” of the Prospective Customer for the applicable time periods set forth in such policy beginning with Vivint Solar’s receipt of the Qualified Solar Lead.

4.3.3Vivint Solar’s Service Level Commitment.  Upon receipt of a Qualified Solar Lead, Vivint Solar shall use commercially reasonable efforts to initiate contact with the Prospective Customer and diligently progress such Customer through Vivint Solar’s sales and installation processes.  In furtherance of the foregoing, Vivint Solar shall provide the following minimum service level commitments respect to each Qualified Solar Lead it receives from Vivint:

(a)Within one (1) business day of receipt of the Qualified Solar Lead, Vivint Solar shall attempt to contact the Prospective Customer at least once via telephone;

Confidential	7	A&R Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

(b)Within fifteen (15) days of receipt of the Qualified Solar Lead, Vivint Solar shall attempt to contact the Prospective Customer at least ten (10) times through both email and telephone;

(c)If after the fifteen (15) days, Vivint Solar is unable to progress the Prospective Customer to the next step in Vivint Solar’s sales process, then Vivint Solar will return the Qualified Solar Lead to Vivint to allow them to progress the Prospective Customer and provide the full Dealer Services with respect to such Customer.

4.4Dealer Complaints. Each Party, in its capacity as Dealer, will forward all complaints received from any third-party pertaining to its and its Representatives’ Customer generation activities on behalf of the other Party, including, but not limited to, complaints received from consumers, the Better Business Bureau or any state or federal agency. Each Party will supply the other Party with copies of all such written complaints and provide a detailed summary of all oral complaints, including the complaining party’s contact information. In the event that a Party is investigated or sued by any federal, state or local government entity or officeholder or consumer or group of consumers (class action) in connection with the marketing of Products or terms of this Agreement, it will immediately notify the other Party in writing upon receipt of notice of such an investigation or suit and that it will provide such other Party with a copy of such notice.

5.Non-Dealer Party Responsibilities and Representations

5.1Non-Dealer Party Obligations. During the Term of this Agreement, each Party will:

5.1.1Meet all applicable Licensing Requirements;

5.1.2At such times and at such intervals as may be mutually agreed upon between the Parties, provide the same marketing, sales and enrollment training to the other Party (or such individuals as the other Party may designate) as it does to its own internal sales managers;

5.1.3Provide training to the other Party’s Representatives (or such individuals as such other Party may designate) with regards its sales tools, product offerings and best practices;

5.1.4Establish form Customer Agreements to be utilized by the other Party for the sale of its Products;

5.1.5Be responsible for the billing and collection of all receivables resulting from the sale of its Products;

5.1.6Be responsible for the staffing, training and execution of installations and fulfillment of all Products; and

5.1.7Be responsible for the provision of all Products to be provided to Customers.

5.2Complaint Resolution. Each Party shall be solely responsible for addressing and resolving any complaint lodged by any potential Customer, Customer, or third-party (including but not limited to the BBB, private attorney, or any state and/or federal investigative unit) where such complaint pertains to the operation, functionality, installation or maintenance or on-going servicing of such Party’s Products.  In the event a Party is unable to resolve any such complaint and a lawsuit or other action is

Confidential	8	A&R Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

initiated, such Party shall undertake, at its sole cost and expense, the defense of such action and shall be solely responsible/liable for any damages awarded therein. This provision and the duties assumed by a Party hereunder shall not apply to any complaint arising from or relating to the conduct of the other Party pursuant to this Agreement.  In the event a Party receives any complaint arising from or relating to the conduct of the other Party, acting in its capacity as Dealer pursuant to this Agreement, such Party shall notify the other Party, provide a copy of the complaint (if available) and provide such other Party any other information known to it including, but not limited to, subscriber contact information.

6.Mutual Representations

Each Party represents and warrants to the other Party, as of the Effective Date, as follows:

6.1Licensing Requirements. It meets all Licensing Requirements and will cooperate with the other Party (including inspection and auditing) to ensure compliance with applicable Licensing Requirements.

6.2Organization.  It is duly organized, validly existing, and in good standing under the Laws of the state of its organization or incorporation, as applicable.

6.3Authority.  It has full corporate power and authority to enter into this Agreement, to carry out its obligations under this Agreement and each Customer Agreement, and to consummate the transactions contemplated by this Agreement and each Customer Agreement. The execution, performance and delivery by it of this Agreement, the performance by it of its obligations under this Agreement and the consummation by it of the transactions contemplated herein have been duly authorized by all requisite corporate action on the part of it. This Agreement has been duly executed and delivered by it, and (assuming due authorization, execution, and delivery by the other Party) the Agreement constitutes a legal, valid, and binding obligation of it enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

6.4Governmental Authorizations.  No Governmental Approval is required on the part of it in connection with the execution, delivery and performance of this Agreement, except those which have already been obtained or which it anticipates will be timely obtained in the ordinary course of performance of this Agreement and before being required by Applicable Law.

6.5No Conflicts; Consents.  The execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of its Organizational Documents; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to it; or (c) require the consent, notice or other action by any Person under any Contract to which it is a Party, except as expressly set forth in this Agreement. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to it in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

7.[RESERVED].

8.Contracting and Payment Procedures.

8.1Customer Acquisition. Each Party will use the same Customer onboarding security and verification processes of the Party for whom it provides Dealer Services that are currently in

Confidential	9	A&R Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

place or implemented from time-to-time (e.g., welcome call questions, on-boarding phone call, customer email verification, etc.) when soliciting Prospective Customers.

8.2Customer Onboarding. Each Party will use commercially reasonable efforts to work with the Prospective Customers generated by the other Party’s Lead Generation Services and Dealer Services to complete the standard customer acquisition process of such Party. Upon the successful completion of the customer acquisition process, the Prospective Customer will be considered a “Customer” under the terms of this Agreement. Until a Party has accepted a Customer Agreement from a Prospective Customer for Products, no “sale” shall be deemed to have occurred hereunder.

8.3Customer Relationship. Each Party shall control all shipments, allocations, billings, collections, adjustments and compromises of accounts that relate to any of its Products sold or agreed to be sold hereunder.

8.4Customer Payments. Each Party must notify all Prospective Customers generated through its Dealer Service activities hereunder that payment is to be made directly to the other Party in accordance with the terms of the applicable Customer Agreement entered into by each such Prospective Customer.

8.5Conditions on Dealer Fee Payments. The Dealer Fees described in Section 12 will only be paid to a Party if: (a) such Party is in material compliance with the terms of this Agreement, and (b) such compensation is in compliance with all Applicable Laws. Each Party, in its capacity as Dealer, will be responsible for any and all expenses that it incurs including, but not limited to, rentals, transportation facilities, remuneration of any and all employment related expenses or costs, postage, administration fees, license fees, and all other agency expenses of whatever nature. The conduct by each Party of its business will be at its own sole cost, credit, risk, and expense. The Parties agree that no compensation will be due hereunder if its payment will violate any Applicable Law. The Parties agree that no compensation, or portion thereof, will violate Applicable Law.

9.[RESERVED].

10.Sales Materials.

10.1Sales Materials. Each Party will supply the other Party with copies of all Sales Materials used to market its Products, generate Prospective Customers or make sales. Each Party, in the provision of Lead Generation Services and Dealer Services, will only use Sales Materials that have been approved by the other Party. Neither Party will rely on script approval as an indication that scripts are legally sufficient, and each Party will be solely responsible for ensuring that any scripts it uses in providing Lead Generation Services and Dealer services hereunder will comply with all Applicable Laws.

10.2Dealer Materials. Any materials other Sales Materials that a Party uses in the provision of Lead Generation Services or Dealer Services (“Other Materials”) must be consistent with the Sales Materials and approved, in writing, in advance by the other Party. Each Party will, at all times, only use and utilize Other Materials in strict compliance with (a) the written consent to such use provided by the other Party; and (b) all other guidelines set by the other Party for the appearance, content or use of Other Materials, including those set forth in the Policies and Procedures. All approvals relating to Sales Materials must be obtained in writing from a Party’s Chief Marketing Officer, Vice President of Marketing or equivalent officer. Each Party will use commercial reasonable efforts to review and respond to requests to use Other Materials within forty-eight (48) hours receipt of such request.

Confidential	10	A&R Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

10.3Announcements. The Parties agree that all marketing materials, communication plans, and joint statements that reference both Parties shall be reviewed and approved in writing by both Parties’ prior to being released.

11.Trademark License.

11.1License. During the Term of this Agreement, each Party (“Licensor”) grants to the other (“Licensee”) the right to use the trademarks, marks, and trade names that Licensor may adopt from time to time (“Trademarks”) solely in connection with the performance of the activities that are permitted by this Agreement.

11.2Use of Trademarks. To the extent that a Party utilizes any Trademarks in any Other Materials, the Other Materials must be approved in writing in advance by the Party for whom it provides Lead Generation Services and Dealer Services, in each case in accordance with the terms of Section 10.2. Each Party shall have the right at all reasonable times to inspect Other Materials and advertising pertaining to its Products, Trademarks and Intellectual Property Rights to ensure compliance with the foregoing requirements. Each Party reserves the right to amend, modify or rescind any specifications and quality standards relating to its Products, Trademarks and other Intellectual Property Rights.

11.3No Alteration. Neither Party will alter or alter or otherwise remove from the other Party’s Products (or their packaging or documentation) any trademarks, trade names, logos, patent or copyright notices, or other notices or markings, or add any other notices or markings thereto (or their packaging or documentation).

11.4Trademarks Standards. A Party’s Trademarks must only be associated with the highest quality, and the other Party’s use thereof must comply with all reasonable specifications, quality standards, and cobranding requirements established by a Party, set forth in the applicable Policies and Procedures, or otherwise approved in writing by such Party. Neither Party will engage in marketing practices that would detract from the other Party’s Trademarks.

12.Fees and Payments.

12.1Dealer Fees.

12.1.1Each Party agrees to pay a fee for each Customer acquired by such Party through the other Party’s provision of Dealer Services hereunder (all such fees being “Dealer Fees”). Dealer Fees will be calculated and paid in accordance with the then-current executed fee schedule substantially in the form of Exhibit B, attached hereto. The Parties agree to review the Dealer Fees on an annual basis or upon request from either Party, by providing the other Party with thirty (30) days’ notice, such request shall not be made more than twice per calendar year.

12.2Lead Generation Fees.

12.2.1Lead Generation Fees.  Each Party agrees to pay a fee for each Customer acquired by such Party through the other Party’s provision of Lead Generation Services (all such fees being “Lead Generation Fees”). Lead Generation Fees will be calculated and paid in accordance with the then-current executed fee schedule substantially in the form of Exhibit B. The Parties agree to review the Lead Generation Fees on a quarterly basis or upon request from either Party, by providing the other Party with thirty (30) days’ notice, such request shall not be made more than twice per calendar year.

Confidential	11	A&R Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

12.2.2Use of Amigo App. The Parties agree that they will utilize the services of Vivint Amigo, Inc. (“Amigo”) available through its mobile application (the “Amigo App”) for purposes of submitting and tracking the Lead Generation Services under this Agreement; provided, however, all Dealer Generation Services, Lead Generation Services through Warm Phone Transfers, and other services mutually agreed between the Parties under this Agreement will not utilize the Amigo App.  In furtherance of the foregoing, on or before the Effective Date, each Party will enter into a Subscriber Generation and Commission Agreement, substantially in the form attached hereto as Exhibit I.  For purposes of this Agreement, only Representatives of the Parties shall be permitted to submit leads through the Amigo App. All other non-Representatives that the Parties desire to be able to use the Amigo App for similar purposes shall be subject to the express written agreement of the Parties as set forth in their respective Subscriber Generation Agreements with Amigo.

12.3Sales and Installations Reports.

12.3.1Every Wednesday, each Party will make available to the other Party a report (“Weekly Report”) that will detail all Customer accounts acquired during the prior week that are attributable to the other Party’s provision of Lead Generation Services and Dealer Services hereunder.  The Weekly Report will also account for all account cancellations (only if such cancellation occurred within the applicable cancellation period described in the then-current Fee Schedule) that occurred during the same period and for which Lead Generation Fees or Dealer Fees had previously been paid, in whole or in part, to the other Party.  For Dealer Services provided by Vivint, the Weekly Report will be delivered by Vivint Solar via the “Dealer Pay” tab in Vivint Solar’s dealer portal.  Each Party hereby acknowledges (a) that it shall rely solely upon the Weekly Report for purposes of calculating Fees payable hereunder and any Representative commissions paid in accordance therewith, and (b) that any inaccuracies or discrepancies in its Weekly Report could cause financial loss to the other Party when so relied upon.  Each Party, therefore, agrees that it shall be responsible for all such documented financial losses for a period of sixty (60) days after the date of the Weekly Report.

12.4Variable Pricing. When available, each Party will permit the other Party, in its capacity as Dealer, to participate in its variable pricing options (“Variable Pricing”) to sell its Products. If a Party, acting as Dealer, participates in Variable Pricing, then the Dealer Fees shall be automatically adjusted pursuant to the other Party’s Policies and Procedures governing Variable Pricing, which Policies and Procedures will be communicated to the Dealer by such other Party prior to the Dealer participating in Variable Pricing.

12.5Payment Discrepancy. To the extent a Party believes there is a discrepancy or error in the calculation of any Lead Generation Fees or Dealer Fees allegedly due to it for any given month, such Party will provide notice in writing to the other Party with a detailed description of the disputed amount alleged to be owed to it.  The Parties agree to use commercially reasonable efforts to resolve the dispute promptly (i.e., before the next scheduled fee payment) and reconcile any agreed upon discrepancies by adjusting the next scheduled fee payment accordingly. If the dispute is the result of a disagreement about the number of Customers alleged to have been generated by a Party in its capacity as Dealer, corrections shall be made based upon documentation acceptable to the other Party, in such other Party’s sole discretion, showing the number of Customers generated through the provision of Dealer Services during the relevant time period.

12.6Preferred Dealer.  Each Party agrees that the Dealer Fees payable by such Party hereunder will be at least as favorable as compared to the fees payable to such Party's other sales dealers in the applicable Territory, in the same channel, that provide substantially similar volume, and based on substantially similar terms, conditions, and commitments as provided for herein. In the event that either Party enters into any subsequent agreement with an applicable dealer (in the applicable Territory, in the

Confidential	12	A&R Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

same channel, that provides substantially similar volume, and based on substantially similar terms, conditions, and commitments, as provided for herein) that provides for fees that are more favorable than those contained herein, such Party will (a) notify the other Party promptly of such arrangement and (b) offer to the other Party the same dealer fees in the applicable Territory, in the same channel, based on substantially similar terms, conditions, and commitments, as such other dealer. For the avoidance of doubt, the requirements of this Section 12.6 shall not apply to Lead Generation Fees.

13.Confidentiality. Section 4 of the Master Framework Agreement dated September 30, 2014 between Vivint and Vivint Solar, Inc. (“Master Framework Agreement”) will apply to the activities of the Parties, their agents, employees and Representatives in the performance of this Agreement.

14.Indemnification.

14.1Indemnification by Vivint. Except to the extent directly caused by the negligence or willful misconduct of Vivint Solar, and without limiting any other agreement, Vivint hereby agrees to defend, pay, indemnify, and hold Vivint Solar (and its Representatives, subsidiaries, and other affiliates, other than Vivint and all direct and indirect subsidiaries of Vivint Smart Home, Inc.) and its subcontractors harmless from and against any and all claims, demands, proceedings, judgments, and other liabilities of every kind, and all reasonable expenses incurred in investigation and resisting the same (including reasonable attorneys’ fees), resulting from or in connection with all third Person Actions arising from or relating to: (i) the negligence or willful misconduct of Vivint, Vivint’s Representatives, subsidiaries or subcontractors, or any third-Person performing services on behalf of Vivint under this Agreement (“Vivint Related Person”); (ii) any breach of this Agreement by Vivint or a Vivint Related Person; (iii) any breach of the terms of an agreement between Vivint Solar and its Financing Partners caused by Vivint, but only to the extent such terms have been communicated in writing by Vivint Solar to Vivint; or (iv) the failure by Vivint or a Vivint Related Person to comply with Applicable Law.

14.2Indemnification by Vivint Solar. Except to the extent directly caused by the negligence or willful misconduct of Vivint, and without limiting any other agreement, Vivint Solar hereby agrees to defend, pay, indemnify, and hold Vivint (and its Representatives, subsidiaries, and other affiliates, other than Vivint Solar and all direct and indirect subsidiaries of Vivint Solar, Inc.) and its subcontractors harmless from and against any and all claims, demands, proceedings, judgments, and other liabilities of every kind, and all reasonable expenses incurred in investigation and resisting the same (including reasonable attorneys’ fees), resulting from or in connection with all third Person Actions arising from or relating to: (i) the negligence or willful misconduct of Vivint Solar, Vivint Solar’s Representatives, subsidiaries or subcontractors, or any third-Person performing services on behalf of Vivint Solar under this Agreement (“Vivint Solar Related Person”); (ii) any breach of this Agreement by Vivint Solar or a Vivint Solar Related Person; (iii) any breach of the terms of an agreement between Vivint and its Financing Partners caused by Vivint Solar, but only to the extent that such terms have been communicated in writing by Vivint to Vivint Solar; or (iv) the failure by Vivint Solar or a Vivint Solar Related Person to comply with Applicable Law.

14.3Indemnification Process.  If either Party seeks indemnification under this Section 14, then that Party will promptly notify the indemnifying Party in writing of the Action for which indemnification is sought, but the failure to give such notice will not relieve the indemnifying Party of its obligations under this Agreement except to the extent that the indemnifying Party was actually and materially prejudiced by that failure. The indemnifying Party will have the right to select counsel and control the defense and settlement of the Action, but the indemnified Party may, at its option and expense, participate and appear on an equal footing with the indemnifying Party. The indemnifying Party may not settle the Action without the prior written approval of the indemnified Party, which approval will not be unreasonably withheld, conditioned or delayed.

Confidential	13	A&R Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

14.4

14.5Advance Payment of Expenses. The indemnifying Party will pay, as they are incurred in advance of the final disposition of any Action for which indemnification is sought under this Section 14, expenses actually and reasonably incurred by the indemnified Party in respect of that Action; provided, however, that expenses of defense need not be paid as incurred and in advance where a court of competent jurisdiction has decided that the indemnified Party is not entitled to be indemnified pursuant to this Agreement. The indemnified Party hereby agrees and undertakes to repay such amounts advanced if it is ultimately determined that the indemnified Party is not entitled to be indemnified by the other Party pursuant to this Agreement.

14.6Insurance

.  During the Term and for a period of one (1) year thereafter, each Party shall, at its own expense, maintain and carry in full force and effect (a) all types and amounts of insurance required by Applicable Law, (b) workers’ compensation and employers’ liabilities insurances in amounts not less than one million dollars ($1,000,000) per occurrence and two million dollars ($2,000,000) in the aggregate, and (c) general liability insurance in amounts not less than one million dollars ($1,000,000) per occurrence and two million dollars ($2,000,000) in the aggregate.  Such insurances shall be held with financially sound and reputable insurers.

15.Limitation of Liability. NEITHER PARTY WILL HAVE ANY LIABILITY TO THE OTHER PARTY UNDER THIS AGREEMENT FOR COMPENSATORY, PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF PROFITS), REGARDLESS OF THE CIRCUMSTANCES UNDER WHICH THOSE DAMAGES AROSE, EVEN IF ADVISED OF THE POSSIBILITY OF THOSE DAMAGES. THE MAXIMUM LIABILITY OF EITHER PARTY UNDER THIS AGREEMENT, INCLUDING WITH RESPECT TO THE PERFORMANCE OR BREACH OF THIS AGREEMENT, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE, WILL NOT EXCEED GREATER OF FIVE MILLION DOLLARS ($5,000,000) OR THE DEALER FEES PAID TO THAT PARTY UNDER THIS AGREEMENT IN THE 12 MONTHS PRIOR TO THE EVENT GIVING RISE TO THE CLAIM IRRESPECTIVE OF THE NATURE OF THE CLAIM, WHETHER IN CONTRACT, TORT, WARRANTY OR OTHERWISE. THE LIMITATIONS CONTAINED IN THIS SECTION 15 WILL NOT APPLY WITH RESPECT TO: (A) ANY BREACH BY A PARTY OF THE CONFIDENTIALITY PROVISIONS OF THE MASTER FRAMEWORK AGREEMENT; (B) LIABILITY ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A PARTY (INCLUDING LIABILITY ARISING FROM DAMAGE TO PERSONAL PROPERTY OR THE DEATH OR INJURY OF ANY PERSON CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A PARTY); OR (C) A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 14.

16.Data and Personally Identifiable Information.

16.1Personally Identifiable Information. All personally identifiable information regarding individual Customers of a Party is the property and Confidential Information of that Party regardless of whether such information was provided to or gathered by the other Party in its capacity as Dealer hereunder.  In performing Lead Generation Services and Dealer Services, each Party will comply with all Laws applicable to the management and security of personally identifiable information to ensure that such personally identifiable information, is not disclosed or distributed by any person or entity in violation of the terms of this Agreement or any Applicable Law. In addition, in the event a Party engages in payment card transactions in connection with orders for any other services requiring access to or receipt of information relating to credit card payment processing for Customers of that Party, such Party shall

Confidential	14	A&R Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

comply with the Payment Card Industry Data Security Standard (“PCI”) requirements.  Each Party acknowledges that in addition to gathering such information for purposes of this Agreement, the other Party may also gather personally identifiable information for its own business operations unrelated to this Agreement. Nothing set forth herein shall be interpreted or construed so as to restrict a Party’s ability to conduct such other business operations.

16.2Product Data. As between the Parties, each Party will own all data and information generated by its Products (“Product Data”). To the extent permitted under Applicable Law, both Parties hereby grants to the other Party a non-exclusive, royalty-free license to internally use its Product Data for the sole purpose of improving the customer experience and functionality of such other Party’s Products. For the avoidance of doubt, neither Party will be permitted to resell or otherwise use the Product Data licensed from the other Party for any purpose other than as expressly contemplated by this Section 16.2.

16.3Customer Consents. Each Party will incorporate broad customer consent language into its Customer Agreement to allow for data sharing between the Parties to this Agreement.

16.4Prior Agreements. The Parties understand that either Party may have access to Customer and company data related to the other Party as a service provider under this Agreement or other agreements already in place between the Parties.  The Parties agree that the terms and conditions pertaining to Product Data ownership under this Agreement supersede the terms related to Product Data ownership under all such prior agreements.

17.Default, Termination and Suspension

17.1Events of Default.  The following conditions, events and occurrences shall each be an “Event of Default” for all purposes hereunder:

17.1.1A Party fails to make payment of any amount payable to the other Party when due under this Agreement, which failure continues for thirty (30) business days after receipt of written notice of such non-payment;

17.1.2A Party fails to observe and perform any covenant, agreement or obligation under this Agreement not otherwise specifically addressed in this Section 17.1.2 and such failure is not cured within thirty (30) business days after receipt of written notice of such material breach or default from the other Party; provided that if such breach or default cannot be remedied with reasonable diligence within such thirty (30) business day period, so long as the breaching Party establishes by written notice to the other Party the additional time required, timely commences curing such material breach or default, and proceeds with reasonable diligence thereafter to prosecute such cure, then the period for such cure shall be extended for a reasonable period of time necessary to complete such cure not to exceed ninety (90) days;

17.1.3A Party admits in writing its inability to, or is generally unable to, pay its debts as such debts become due;

17.1.4A Party files a petition in bankruptcy, files a petition seeking reorganization, arrangement, composition or similar relief, or makes a general assignment for the benefit of creditors;

17.1.5Any involuntary petition or proceeding for the purpose of bankruptcy, reorganization, liquidation, or dissolution is commenced against a Party, or any person seeks the appointment of a receiver, trustee or any similar person for a Party or its assets and either (i) that Party consents to any such proceeding or appointment, or (ii) such proceeding is not stayed, enjoined or dismissed

Confidential	15	A&R Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

within ninety (90) days (provided that Party is contesting such proceeding by appropriate means and in good faith);

17.1.6If any representation or warranty made by a Party herein was materially false or misleading when made, and that Party fails to remedy such materially false or misleading representation or warranty within twenty (20) business days after receipt of written notice of the particulars of such materially false or misleading representation or warranty from the other Party.

17.2Remedies for Event of Default

17.2.1Reciprocal Remedies.  Upon the occurrence of an Event of Default, unless a remedy is expressly provided in this Agreement as an exclusive remedy for such Event of Default, the non-defaulting Party may:

(a)terminate this Agreement;

(b)seek specific performance of the defaulting Party’s obligations hereunder where monetary damages would be inadequate or as otherwise expressly permitted by this Agreement, including, without limitation, seeking an injunction or other specific performance;

(c)suspend performance under the Agreement until the defaulting Party cures such Event of Default; and

(d)seek any other legal or equitable remedy available to such non-defaulting Party under Applicable Laws, including, without limitation, suing for damages available under this Agreement that are not disclaimed or waived.

17.2.2Remedies Cumulative.  Any termination by the non-defaulting Party for the other Party’s Event of Default shall be without prejudice to any other right or remedy the non-defaulting Party may have under this Agreement or at Law or in equity (including the remedy of contract damages), and no such remedy shall be exclusive of any other remedy except as otherwise expressly set forth herein.  Rights and remedies under this Agreement are cumulative, unless expressly made an exclusive right or remedy.

17.2.3Earned Commissions. In the event of any expiration, cancellation or termination of this Agreement (regardless of the reason(s) therefore or the Party initiating such termination) each Party, in its capacity as Dealer, shall be entitled to all Dealer Fees and other fees associated with any Customer submitted prior to such termination with all such Dealer Fees being paid according to the time-frames otherwise applicable as if there had been no termination of this Agreement up to a period of one (1) year following the expiration, cancellation, or termination of this Agreement.

17.2.4No Release.  Except as otherwise expressly set forth in this Agreement, the expiration, cancellation, or termination of this Agreement will not affect any rights of the Parties, or release a Party from, obligations of the Parties that accrued prior to such expiration, cancellation, or termination.

17.3Termination for Force Majeure.  If a Force Majeure Event affects the performance of the claiming Party for ninety (90) consecutive days, the non-claiming Party may terminate this Agreement upon not less than thirty (30) days’ prior written notice to the Party claiming excuse on the basis of the Force Majeure Event.  Termination of this Agreement due to a Force Majeure Event shall not relieve the Parties of their obligations arising prior to the onset of the Force Majeure Event.  Subject to the foregoing

Confidential	16	A&R Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

sentence, such termination shall be deemed a “no fault” termination, and neither Party shall pay damages to the other Party for termination of this Agreement due to a Force Majeure Event.

18.Records, Audits, and Access.

18.1Dealer Records. Each Party, acting in its capacity as Dealer, will prepare and maintain accurate books and records of: (a) all advertising, brochures, scripts, promotional and call handling materials that are used in connection with the provision of Lead Generation Services and Dealer Services hereunder; (b) the name and the last known address and telephone number for all current and former employees directly involved in performing Lead Generation Services or Dealer services hereunder; and (c) documentation of the services performed sufficient to support the Lead Generation Fees and Dealer Fees paid thereto (collectively, “Records”). Each Party will retain the Records required under this Section 18.1 for the later of two (2) years, or as otherwise required by law, following completion or termination of any contract for Products.

18.2Dealer Audit. Each Party will have the right to audit (either by itself or via a mutually agreed upon independent third party) the other Party’s operations and Records and to make copies of Records at reasonable times, upon reasonable notice during normal business hours of such other Party for the sole purpose of ascertaining or confirming compliance with this Agreement or the accuracy of the invoices rendered by a Party to the other Party hereunder.  Any claims or discrepancies disclosed as a result of such audit shall be resolved by the Parties as soon as reasonably practicable following completion of the audit.

19.Miscellaneous.

19.1Integrated Agreement. This writing is an integrated Agreement and represents the entire understanding of the Parties relative to the subject matter described herein. No prior or contemporaneous agreements shall be enforceable if they materially alter, vary, or add to the terms of this Agreement. This Agreement may not be modified except by a signed and dated writing, executed by all Parties or their legal counsel. Each of the Parties agrees that no representation or promise not expressly contained in this Agreement has been made and further promises that they are not entering into this Agreement on the basis of any promise, representation, express or implied, oral or written, not otherwise contained herein.

19.2Assignment. This Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred by either Party without the consent of the other Party, which may not be unreasonably withheld, conditioned or delayed. Any permitted assignee shall assume all obligations of its assignor under this Agreement; provided, however, that either Party may assign this Agreement in the event of a merger, consolidation, or sale of all or substantially all of such Party’s assets. This Agreement is binding upon the permitted successors and assigns of the Parties. Any attempted assignment not in accordance with this Section 19.2 shall be void.

19.3Counterparts and Facsimile. This Agreement may be executed in separate counterparts and by facsimile, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

19.4Severability. Each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under Applicable Law. But if any provision of this Agreement is held to be invalid, illegal or unenforceable under any Applicable Law or rule, the validity, legality, and enforceability of the other provision of this Agreement will not be affected or impaired thereby.

Confidential	17	A&R Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

19.5Modification. Amendment, Waiver or Termination. No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing, signed by the then-current Chief Executive Officer of each Party. No course of dealing between the Parties will modify, amend, waive, or terminate any provision of this Agreement, or any rights or obligations of any Party under or by reason of this Agreement.

19.6Notices. Except as set forth in Section 10.2, notices and other communications by either Party under this Agreement, including invoices, shall be deemed given when sent either by (a) personal delivery, (b) postage prepaid registered or certified mail, return receipt requested, (c) nationally recognized overnight courier service, or (d) confirmed facsimile or electronic transmission, in each case addressed to the applicable Party as set forth in Exhibit E, or to such other address as either of the Parties shall have provided to the other in writing pursuant to Section 19.7.

19.7Modifications to Notice Information.  Either Party shall have the right to change the address or name of the person to whom such notices are to be delivered by notice to the other Party.

19.8Governing Law. All matters relating to the interpretation, construction, validity, and enforcement of this Agreement shall be governed by the laws of the State of Utah, without giving effect to any choice of law provisions thereof and any action that refers or relates to the validity, interpretation, construction, performance, enforcement and remedies of or relating to this Agreement shall be held in Salt Lake County, Utah, unless agreed otherwise by the parties. All fees and costs (including reasonable attorneys’ fees) incurred pursuant to the resolution of any dispute under this Agreement shall be allocated to the losing party.

19.9Captions and Headings. The various headings or captions in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

19.10Other Agreements between the Parties. Effective as of the Effective Date, each Party hereby agrees that each of the Terminated Agreements shall be terminated and be of no further force or effect.  Notwithstanding anything to the contrary contained in the Terminated Agreements or any other agreement, instrument, or communication between the Parties, each Party hereby acknowledges and agrees that there has been and there is no outstanding and unpaid amount due by such Party to the other Party (or any of its Affiliates) in relation to or arising out of any of the Termianted Agreements.

[SIGNATURE PAGE(S) TO FOLLOW]

Confidential	18	A&R Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

EXECUTION

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representative to be effective as of the Effective Date.

VIVINT SOLAR DEVELOPER, LLC, a Delaware limited liability company
By:	/s/ David Bywater
Name:	David Bywater
Title:	Chief Executive Officer

VIVINT, INC., a Utah corporation
By:	/s/ Dale R. Gerard
Name:	Dale R. Gerard
Title:	Chief Financial Officer

Confidential	A&R Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

EXECUTION

EXHIBIT A

DEFINITIONS AND RULES OF INTERPRETATION

A.	Definitions.

“Action” means any claim, action, cause of action, demand, lawsuit, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity, by or before any Governmental Authority, or any other arbitration, mediation or similar proceeding.

“Add-On Solar System” shall mean a Solar System installed (or to be installed) on a Customer’s home, where the Customer already has an existing Solar System installed on their roof or property.

“Applicable Law” or “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, judgment, decree, or rule of law of any Governmental Authority having jurisdiction over the Products, the marketing of the Products, the Sales Materials, the site at which Products are installed, and this Agreement.

“Change of Control” means the sale of all or substantially all the assets of a Party; any merger, consolidation or acquisition of a Party with, by or into another corporation, entity or person; or any change in the ownership of more than fifty percent (50%) of the voting capital stock of a Party in one or more related transactions, in each case after March 1, 2020.

“Competing Product” means: (a) in the case of Vivint Solar, renewable energy or energy storage products and services; and (b) in the case of Vivint, residential and commercial premises automation and security products and services.

“Customer” means, respectively for each Party, a Prospective Customer who purchases Products through the provision of Lead Generation Services or Dealer Services rendered by the other Party hereunder.

“Customer Agreement” means the agreement that a Party, acting in its capacity as Dealer, presents to Subscribers in order to effectuate subscriptions to the other Party’s Products. In the case of Vivint Solar, the Solar Systems are sold under one of the following Customer Agreements:

(a)“PPA” means 20-Year or 25-Year Residential Solar Power Purchase Agreement;

(b)“Lease” means 20-Year or 25-Year Residential Solar System Lease Agreement; and

(c) “SPA” means Residential Solar System Purchase Agreement.

(d)“MSA” means Maintenance Services Agreement.

In the case of Vivint, the Smart Home Systems are sold under one of the following Customer Agreements:

(a)         “PSA” means System Purchase and Services Agreement;

Confidential	A&R Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

(b)      “SES” means Schedule of Equipment and Services; and either

(c)     “RIC” means Retail Installment Contract; or

(d)     “P-Note” means Promissory Note offered by Citizens One or Fortiva.

“Dealer” means either Party when providing Lead Generation Services or Dealer Services on behalf of the other Party.

“Dealer Services” means all actions taken by a Party, acting in its capacity as Dealer, in fulfilling the requirements (as set forth in the then current Fee Schedule) necessary for that Party to earn a Dealer Fee in connection with the creation of a new Customer account for the other Party.

“Financing Partner” means an entity that has partnered with a Party in order to provide consumer financing to Customers of the Party’s Products.

“Governmental Approval” means any authorization, approval, order, license, permit, franchise or consent, registration, declaration or filing with any Governmental Authority.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Installation Fee” means a percentage of the Dealer Fee, mutually agreed upon, in writing, by each Party’s Chief Executive Officer or President, as applicable, that is paid to Vivint at the time the Solar System is installed and electrically complete.

“Intellectual Property Rights” means, with respect to any Person, all (a) patents, patent applications, patent disclosures, inventions and improvements (whether patentable or not), (b) copyrights and copyrightable works (including computer programs) and registrations and applications therefor, including any software, firmware, or source code, (c) trade secrets, know-how and other confidential information, (d) database rights, (e) have made drawings and (f) all other forms of intellectual property, including waivable or assignable rights of publicity or moral rights, and any right to bring suit or collect damages for the infringement, misappropriation or violation of the foregoing, anywhere in the world, that are held by that Person.

“Invention” means any information, inventions, or discoveries (whether copyrightable, patentable or not), innovations, products, suggestions, ideas, communications, correspondence, notes, reports, data, records, results, processes reduced to practice, made or developed by a Party in the course of performing hereunder.

“Joint Customer” means an individual who is a Customer of both Parties’ Products.

“Lead Generation Services” means all actions taken by a Party, acting in its capacity as Dealer, in fulfilling the requirements (as set forth in the then current Fee Schedule) necessary for that Party to earn a Lead Generation Fee.

“Licensing Requirements” means any and all federal, state, and local licenses and permits required of a Party or its Representatives or, whether by Applicable Law or by the other Party as mutually agreed

Confidential	Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

upon by the Parties, to perform Lead Generation Services or Dealer Services in the Territory through the applicable sales channels as contemplated by this Agreement.

“Losses” means any and all deficiencies, judgments, settlements, assessments, liabilities, losses, damages, interest, fines, penalties, costs, expenses (including legal, accounting and other costs and expenses of professionals) incurred in connection with investigating, defending, settling or otherwise satisfying any and all Actions, assessments, judgments or appeals, and in seeking indemnification therefor, and interest on any of the foregoing to the extent that interest is awarded thereon; provided that the term “Losses” shall not include any special or punitive damages, except to the extent any such special or punitive damages are awarded pursuant to a third-party claim.

“Organizational Document” means a Party’s articles or certificate of incorporation and its by-laws, regulations or similar governing instruments required by the laws of its jurisdiction of formation or organization.

“Permit Fee” means a percentage of the Dealer Fee, mutually agreed upon, in writing, by each Party’s Chief Executive Officer or President, as applicable, that is paid to Vivint at the time the Solar Systems permit is submitted.

“Person” means any individual, corporation, company, voluntary association, partnership, incorporated organization, trust, limited liability company or any other entity or organization, including any Governmental Authority.  A Person shall include any officer, director, member, manager, employee or agent of such Person.

“Policies and Procedures” means the respective guidelines, policies and procedures, including but not limited to those set out in Exhibit F, of the Parties as may be changed from time to time upon written notice to the other Party.

“Products” means: (i) in the case of Vivint, the Smart Home System and any ancillary services provided in connection therewith; and (ii) in the case of Vivint Solar, the Solar Systems and any ancillary services provided in connection therewith.

“Prospective Customer” means a potential Customer of a Party’s Products that the other Party has identified in the provision of Lead Generation Services or Dealer Services hereunder.

“Representative” means an employee (including direct sellers) of a Party who is authorized by such Party, acting in its capacity as Dealer, to sell its Products as well as the Products of the other Party pursuant to the terms and conditions of this Agreement.

“Restricted Territory” means (a) for Vivint Solar, each state to the extent set forth on Exhibit G, Section A (as may be updated from time to time by Vivint Solar pursuant to the terms of this Agreement); and (b) for Vivint, each state to the extent set forth on Exhibit G, Section B (as may be updated from time to time by Vivint pursuant to the terms of this Agreement); provided, however, no state shall be added by a Party for purposes of this definition without the prior written consent of the other Party.

“Sales Materials” oral, verbal, or written advertising, promotional, marketing, press releases, training and publicity items of any nature that relate to a Party’s Products or in which a Party’s name or Trademarks are identified or mentioned in any manner.

“Smart Home System” means Vivint’s smart home system and each component connected thereto.

Confidential	Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

“Solar Systems” means Vivint Solar’s standard solar modules, inverters, racking, storage devices, consumption devices, and other components.

“Territory” means collectively the Vivint Territory and the Vivint Solar Territory.

“Vivint Territory” has the meaning set forth in Exhibit G.

“Vivint Competitor” means any company person, or entity in the business of selling smart home products and services, including, (i) ADT, Arlo, Simplisafe, Control4, Alarm.com, Tyco Integrated Security, Protection 1, Inc., Alder Holdings, LLC, AMP Security, LLC (aka AMP Smart), NorthStar Alarm Services, LLC, Protect America, Inc., Stanley Security Solutions, Inc., Vector Security, Inc., Slomins, Inc., Monitronics International, Inc., Life Alert; and (ii) only with respect to such companies’ alarm and smart home business activities, Microsoft, Amazon, Google, Comcast Corporation, Time Warner Inc., AT&T Inc., Verizon Communications, Inc., DISH Network Corp., DIRECTV, JAB Wireless, Inc., Clearwire Corporation, CenturyLink, Inc., Cox Communication, Inc. and any of their respective Affiliates and current or future dealers.

“Vivint Solar Territory” has the meaning set forth in Exhibit G.

“Vivint Solar Competitor” means any company, person, or entity in the business of selling renewable energy or energy storage products and services, including (without limitation):  Auric Energy, Blue Raven, Borrego Solar, First Solar, Greensky, groSolar, ION Solar, Legend Solar, Loanpal, LGCY Power, Momentum Solar, NRG Energy, OneRoof Energy, PetersenDean, Renovate America, RGS Energy, Smart Energy, Solar Mosaic, Spruce Finance, Sungevity, Sunlight, Sunova Energy Corp., SunPower Corporation, Sunrun, Sunstreet, Tesla, Titan Solar, Trinity Solar, Verengo, and any of their respective affiliates or current or future dealers.

“Warm Phone Transfer” mean each instance where a call with a Prospective Customer is transferred from one Party’s inside sales team to the inside sales team of the other Party where the Prospective Customer has expressed interest in the Products of such other Party prior to such transfer.

B.	Rules of Interpretation. In this Agreement:
(i)	The terms “herein,” “herewith” and “hereof” are references to this Agreement, taken as a whole.
(ii)	The term “includes” or “including” shall mean “including, without limitation”.
(iii)

References to a “Section,” “subsection,” “clause,” “Article” or “Exhibit” shall mean a Section, subsection, clause, Article or Exhibit of this Agreement, as the case may be, unless in any such case the context requires otherwise.

(iv)

All references to a given agreement, instrument or other document, or to any Law, Standard or Code, shall be a reference to such agreement, instrument or other document, or to such Law, Standard or Code, as modified, amended, supplemented and/or restated from time to time.

(v)	Reference to a person or party includes its successors and permitted assigns.
(vi)	The singular shall include the plural and the masculine shall include the feminine and neuter, and vice versa.

Confidential	Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

(vii)

Where the words “required,” “approved,” “satisfactory,” “determined,” “acceptable,” “decision,” or words of like import are used in this Agreement, action by Buyer is indicated unless the context clearly indicates otherwise.

Confidential	Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

EXECUTION

EXHIBIT B

FORM OF FEE SCHEDULE

This FEE SCHEDULE NO. ____, effective as of ________, 2020, is executed by and between Vivint Solar Developer, LLC (“Vivint Solar”) and Vivint, Inc. (“Vivint”) and sets forth the Lead Generation Fees and Dealer Fees payable under that certain Amended and Restated Sales Dealer Agreement executed by and between the Parties (the “Dealer Agreement”), effective as of _________, 2020.  Capitalized terms not otherwise defined herein or in the attached Appendix A have the meanings given to them in the Dealer Agreement.

A.	FEE CALCULATIONS
1.	Lead Generation Fees:
a.	For each Qualified Solar Lead generated pursuant to the Dealer Agreement, Vivint shall be paid a Lead Generation Fee calculated as follows:
b.	For each Qualified Smart Home Lead generated pursuant to the Dealer Agreement, Vivint Solar shall be paid a Lead Generation Fee as follows:
2.	Dealer Fees:
a.	For each Qualified Solar Dealer Account generated pursuant to the Dealer Agreement, Vivint shall be paid a Dealer Fee calculated as follows:
b.	For each Qualified Smart Home Dealer Account generated pursuant to the Dealer Agreement, Vivint Solar shall be paid a Dealer Fee calculated as follows:
B.	FEE PAYMENTS
1.	Amounts and Timing:
a.

For each Vivint Smart Home account resulting from the provision of Lead Generation Services or Dealer Services by a Vivint Solar Representative hereunder, ________________% of the Lead Generation Fee or Dealer Services Fee, as applicable, will be paid directly to Vivint Solar no later than the first Friday on or after the tenth (10th) day of the month following the month in which installation of the Smart Home System tied to such account was completed.

b.

For each Vivint Solar account resulting from the provision of Lead Generation Services by a Vivint Representative hereunder, _____________% of the Lead Generation Fee will be paid directly to Vivint Smart Home no later than the first Friday on or after the tenth (10th) day of the month following the month in which installation of the Solar System tied to such account was completed.

c.

For each Vivint Solar account resulting from the provision of Dealer Services rendered by a Vivint Representative hereunder: (a) _______% of the applicable Dealer Fee will be paid directly to Vivint Smart Home as an advance on the first Friday following the week in which the applicable Solar System is “Permit Submitted”; (b) the remaining amount of the applicable Dealer Fee will be paid directly to Vivint Smart Home the first Friday following

Confidential	A&R Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

the week in which installation of the applicable Solar System is completed. Notwithstanding the foregoing, the amount paid pursuant to subpart (a) above shall not exceed $________________.
2.	Fee Clawback:
a.

Vivint Solar may deduct from future fee payments made pursuant to this Fee Schedule No. ___ an amount equal to the fees that were previously paid to Vivint for Customers whose account is cancelled (i) prior to receiving Permission to Operate (“PTO”) from their utility, or (ii) within the first ______ months after receiving PTO.

b.

Vivint Solar may further deduct from future fee payments made pursuant to this Fee Schedule No. ____ an amount equal to the Permit Fees that were previously paid to Vivint for Customers whose account is: (i) cancelled prior to installation; (ii) not installed within ninety (90) days of the Permit Payment date; or (iii) not installed within sixty (60) days of the original scheduled install date.

c.

Vivint may deduct from future fee payments made pursuant to this Fee Schedule No. ___ an amount equal to the fees that were previously paid to Vivint Solar for Customers who cancel their subscription to Vivint Products within the first nine (9) months of activation.

[SIGNATURE PAGES FOLLOW]

Confidential	Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

EXECUTION

IN WITNESS WHEREOF, the parties hereto have executed this Fee Schedule No. ___ by their duly authorized representative to be effective as of the date first set forth above.

VIVINT SOLAR DEVELOPER, LLC, a Delaware limited liability company
By:
Name:	David Bywater
Title:	Chief Executive Officer

VIVINT, INC., a Utah corporation
By:
Name:
Title:

Confidential	A&R Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

EXECUTION

EXHIBIT C

DOOR-TO-DOOR CODE OF CONDUCT

A.Customer Relations

1.Representatives must carry identification at all times. The identification must be clearly visible to Prospective Customers, and state the name of such the Representative, the identification number, and an accurate photo of such Person.

2.Representatives must wear approved uniform at all times when providing Lead Generation Services or Dealer Services.

3.At the initiation of a conversation with a Prospective Customer, Representatives must not identify themselves as being “with” or “working for” the Party for whom they are providing Lead Generation Services or Dealer Services. Rather, Representatives shall only mention the Party for whom they are providing Lead Generation Services or Dealer Services after first soliciting the sale of Products of the Party that employs each such Representative.

4.Representatives shall only use specific references to the Party that employs them and shall not use generic references such as being from “the solar company”, the “smart home company”, or “the utility company”.

5.Representatives shall be properly licensed and registered in compliance with Applicable Laws.

6.Representatives shall never receive any form of compensation or remuneration from Customers or other third parties, including any cash or instrument drafted by or from any such Person in connection with the provision of Lead Generation Services or Dealer Services.

B.Customer Respect

1.Representatives shall discontinue conversations and immediately leave a Person’s premises upon the request of such Person.

2.Representatives shall not approach a Person’s premises if a “No Solicitation”, “No Soliciting”, “No Trespassing”, or other similar sign is posted on such Person’s premises.

3.Representatives shall not remove another company’s products or signage from a Person’s property.

4.Representatives shall be honest, courteous and respectful in all dealings with, and provide complete information to, Prospective Customer’s and other third parties.

5.Representatives shall ensure that they maintain a polite, cooperative manner when dealing with any and all Persons.

6.Representatives shall never be misleading with anyone, including by making promises or commitments to Persons or other third parties that are not consistent with the Products, or failing to disclose any material fact.

C.Vivint Solar Specific Ethics Standards:

Confidential	A&R Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

1.Creating a False Account – Representatives will not create a false account of any kind.  This includes creating an account under a fictitious name or the name of someone who has not expressly agreed to have an account created in their name.  All customer agreements must be signed by the homeowner.  The homeowner’s spouse or domestic partner may also sign customer agreements, but only if the homeowner also signs.  No one who is not a homeowner or homeowner’s spouse may sign a customer agreement.

2.Notice of Cancellation – Representatives must orally notify customers that they have the right to cancel the contract as required by state and federal law.  In doing so, Representatives may not state that the contract is “not binding” or anything to that effect, the contract is binding unless the customer exercises his or her right to cancel.

3.Misrepresentations Regarding Relationship with Utility Companies – Representatives may not say or do anything that may reasonable cause a customer to believe that they are affiliated with a utility company. Vivint Solar does not work for or in partnership with any utility.  Other than the net metering and interconnection, there is no relationship between Vivint Solar and a utility company.

4.Forgery – Representatives may not sign a customer agreement or check a signature box in a customer agreement on a customer’s behalf.  Checking a signature box for a customer or leading them to believe it means something that it doesn’t, is the same as forging their signature. Similarly, Representatives may not knowingly allow any person to sign or check a signature box in a customer agreement on behalf of another person.

5.Running Customer Credit without Consent – Obtaining a consumer report can negatively impact a customer’s credit and consequently, should only be done with a customer’s express authorization, appropriate for the circumstances (or other circumstances expressly approved by Vivint Solar’s legal department).  Representatives must never allow another person, even a spouse, to authorize a credit check on behalf of someone else.

6.Providing False Information – Representatives may not provide false or inaccurate information concerning any customer in order to progress an account.  This includes providing a false email address, false usage or utility information, or false payment information.  In addition, Representatives may not list an employee’s own checking account information or a pre-paid card of any kind as a customer’s payment information.

7.Contract Terms – Representatives may not promise customers anything that contradicts the terms of their agreement, including any promise concerning: (a) energy production (except in a lease); (b) cost savings; (c) a customer’s ability to terminate the agreement after the system is installed; and/or (d) the cost to remove the system temporarily for property repairs. Representatives may not enter into side deals with customers that are not memorialized in written agreements and approved by Vivint Solar. Nothing is free.

8.Sharing Confidential Information – Representatives may not share confidential information with anyone outside Vivint Solar or allow anyone to do work on an employee’s behalf that is not an employee of Vivint Solar.  This includes allowing anyone to access Vivint Solar’s information technology systems using our log-in information.

9.Misrepresentations Regarding Competition and Utilities – Representatives may not make untrue or misleading statements about a competitor or a utility company. For example, Representatives may not represent that a utility’s or competitor’s rates will increase without data to support such a claim and appropriate Vivint Solar approval.

Confidential	Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

10.Elderly Customers – Representative need to treat elderly customers with extra car to ensure they understand our products and services. This includes not taking advantage of an older customer’s inexperience with or lack of access to technology, or unfamiliarity with utility rates and usage.

D.Vivint Smart Home Specific Ethics Standards

1.Representatives will specifically identify the Party for whom they are providing Lead Generation Services or Dealer Services and will not generically identify themselves as being from “the alarm company” or “the security company” or anything similarly vague.

2.Representatives will not state that they are there to upgrade or update a Prospective Customer’s current smart home or home security system.

3.Remove another company’s alarm equipment or signage from a Prospective Customer’s property.

E.Deceptive or Unlawful Business Practices

1.In providing Lead Generation Services or Dealer Services hereunder, Representatives shall not engage in deceptive, misleading, unlawful, or unethical business practices, including falsely stating or implying any of the following to anyone:

a)	That a competitor company is going out of business or is in financial difficulty;
b)	That a competitor company does not exist, or that it is changing or has changed its company name;
c)	That the Representative’s company is acquiring, merging with, has been taken over, or is part of a competitor company;
d)	That the Representative is a representative or agent for, is acting on behalf of, or is otherwise acting with the consent or approval of a competitor company;
e)	That the Party for whom the Representative is providing Lead Generation Services or Dealer Services is the ‘sister” company of a competitor company;
f)	That the Party for whom the Representative is providing Lead Generation Services or Dealer Services manufactures the equipment used by a competitor company;
g)	That the Party for whom the Representative is providing Lead Generation Services or Dealer Services is performing routine maintenance on a competitor company’s equipment;
h)

That any change proposed during a conversation with such Person is an “update” or “upgrade” of an existing system when such a transaction requires an agreement with someone different than such Person’s existing system;

i)

That the Party for whom the Representative is providing Lead Generation Services or Dealer Services or any other Person is “taking over” the services of a competitor company’s accounts or has purchased such Person’s account from a competitor company;

Confidential	Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

j)	That a competitor company is not, or has stopped, or is no longer capable of, providing services or Products for such Person or its dwelling;
k)

That the Party for whom the Representative is providing Lead Generation Services or Dealer Services is affiliated with, has the endorsement of, or is in any manner acting at the direction of, any governmental or law enforcement agency;

l)	That a Person has been specially selected to receive a bargain, discount, or other advantage;
m)	That a Representative is able to provide a Person with a better price than they are able to provide others;
n)	That the Products being offered for sale cannot be purchased in any place of business, but only through direct solicitation;
o)	That someone has endorsed a Representative, its employer or the Party for whom it is providing Lead Generation Services or Dealer Services; and
p)

That a Person will receive a discount, rebate, or other benefit for permitting such Person’s dwelling or other property, real or personal, to be used as a so-called “model home” or “model property” for demonstration or advertising purposes.

2.Representatives shall not:

a)	Misrepresent the capabilities of the Products;
b)

Quote statistics, purported costs savings, or provide other information that are known to be false or misleading, and for which such Representatives have not made a reasonable effort to objectively quantify or substantiate;

c)	Falsely represent to a Person that they have, as applicable, purchased or endorsed the Representatives or a Party; and
d)	Assist such anyone to cancel their existing service.

F.Sales Presentations

1.Representatives shall offer everyone with whom they come in contact accurate information regarding the following, as they relate to the Products:

a)	Price;
b)	Performance of the Products and related services;
c)	Credit requirements and other qualifying requirements;
d)	Terms of payment;
e)	Cooling-off or right of rescission periods;
f)	After-sales service;

Confidential	Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

g)	Installation scheduling; and
h)	Any other matter raised by a Customer or Prospective Customer.

The above list may not be exhaustive.  As such, Representatives should offer Customers and Prospective Customers only accurate information during all sales presentations.

2.When making comparisons with another company’s products and services, Representatives must use truthful information based on facts that can be objectively substantiated.

3.Representatives shall take appropriate steps to safeguard the protection of all private information provided by a Person or other third parties.

4.Representatives shall always inform each Person of a credit authorization requirement and receive such Person’s consent before requesting the credit authorization.

5.Representatives shall give accurately answer questions from each Person.

G.Credit Checks and Applications

1.Representatives are expected to comply with the Fair Credit Reporting Act and all state and federal laws and rules that govern credit applications and consumer privacy.  By way of example, Representatives should not:

a)	Conduct a credit check for any purpose other than the business for which Representative is providing Dealer Services;
b)	Conduct a credit check without a permissible purpose, which include:

(1)Obtaining credit reports pursuant to written authorization of the Prospective Customer;

(2)Obtaining credit reports to use the information in connection with a credit transaction involving the Customer and involving the extension of credit to the Customer; or

(3)Obtaining credit reports pursuant to a legitimate business need for the information in connection with a business transaction that is initiated by the Customer;

c)	Deceive a Prospective Customer about, or withhold from the Prospective Customer, the potential consequences of a credit check;
d)	Where more than one credit pull is necessary, fail to inform the Prospective Customer of such and obtain the Prospective Customer’s actual and informed consent to multiple credit checks;
e)	Attempt to manipulate the outcome of any credit check by submitting inaccurate information or information that does not pertain to the Prospective Customer;
f)	Conduct any credit pull on the basis of knowingly false information;

Confidential	Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

g)	Make any statement, submission or request to any credit reporting agency that you know or believe to be false (in whole or in part);
h)	Conduct a credit check by “white-paging” or otherwise relying on information that does not apply to the actual Prospective Customer;
i)	Conduct a credit check if the Prospective Customer’s information does not match the information on the credit application;
j)	Allow any loan or installment contract to be submitted to any lender with any information that you know or believe to be false;
k)	Make any misrepresentation to either Party about a Representative’s conduct in connection with any credit check or credit application;
l)	Attempt to coerce, threaten or deceive any other Party employee in connection with any credit check or credit application; or
m)	Engage in any conduct that is for the purpose of preventing either Party from detecting wrongdoing.

H.Financing Options

1.Representatives shall describe the terms of any available financing offered through each Party’s respective lending partners in terms that are truthful, clear and complete.  Representatives should not make any statements that are false or misleading and should not withhold information.  Examples of misconduct in this regard include:

a)	Stating or suggesting that a Customer should not apply for financing or will not be approved should they apply;
b)	Mentioning the monthly payment amount without also disclosing the number of months in the term of the loan;
c)	Only using the term “interest rate” rather than “Annual Percentage Rate” or APR;
d)	Stating or suggesting that the Retail Installment Contract does not need to be repaid;
e)	Failing to disclose accurately the identity of the lender;
f)	Making false statements regarding your personal experiences with, or opinions about, the lender, the loan terms, or other persons (such as other employees or Customers);
g)	Failing to disclose that important terms and conditions apply to the loan, and that the Customer should be careful to read all relevant disclosures, including:

(1)the eConsent disclosure, which is the Customer’s authorization to conduct the transaction electronically;

(2)the Truth In Lending disclosure, which explains important financial terms of the loan;

Confidential	Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

(3)any applicable Promissory Note, which contains the legal terms of the loan; and

(4)any applicable Privacy Notice, which explains the lender’s privacy practices in connection with its customers;

and

h)	Making any false or misleading comparison to any other available loan or financing option.

2.Prior to allowing a Prospective Customer to apply for financing, Representatives must request that such Person provide a valid government-issued photo identification (i.e., driver’s license, passport, military Id etc.).  The Representative must then verify the following:

a)	The photographed person on the form of identification is that of the individual present and completing the application for financing;
b)	The name on the applicable form of identification matches the name on the application for financing;
c)	The address on the form of identification matches the address provided on the application for financing;
d)	The date of birth on the form of identification matches the date of birth provided on the application for financing;
e)	The form of identification has not expired; and
f)	The form of identification contains no signs of tampering (i.e., erasing, smudging, unevenly cut photo etc.).

Confidential	Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

EXECUTION

EXHIBIT E

NOTICES; REPRESENTATIVES

Parties’ official contacts for all Notices:

Vivint Solar’s Contact Information

For Invoices:

Matt Woolsey

Assistant Controller – General Ledger

1800 W. Ashton Blvd.

Lehi, UT 84043

Phone: (801) 229-6544

Email: mwoolsey@vivintsolar.com

For all other notices:

Vivint Solar Developer, LLC

1800 W. Ashton Blvd.

Lehi, Utah 84043

Attention: David Bywater, CEO

With a copy to:

Vivint Solar Legal Department

1800 W. Ashton Blvd.

Lehi, UT 84043

Fax: (801) 765-5746

Email: solarlegal@vivintsolar.com

Vivint’s Contact Information

For Invoices:

Vivint Accounts Payable

Email:  accountspayable@vivint.com

For all other notices:

Josh Crittenden

Director of Sales Performance

4931 N. 300 W.

Provo, Utah 84604

Phone: 801-900-2866

Email:  josh.crittenden@vivint.com

With a copy to:

Shawn J. Lindquist

Chief Legal Officer

4931 North 300 West

Provo, Utah 84604

Phone:  801-900-2805

Email:  slindquist@vivint.com

Confidential	A&R Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

EXECUTION

EXHIBIT F

POLICIES AND PROCEDURES

I.Customer Materials.

1.Vivint, when acting as a Dealer for Vivint Solar, must obtain the following documents from every Customer (“Vivint Solar Customer Materials”):

a)	Copies of 12 months of utility bills.
b)	HOA authorization, if applicable.
c)	Copy of Photo ID.
d)	Executed Credit Authorization.
e)	Executed Customer Agreement.
f)	Completed and executed interconnection and net metering paperwork.
g)	Materials and any paperwork required for permitting.
h)	Rebate reservation, SREC, and related paperwork.

2.Vivint Solar when acting as a Dealer for Vivint must obtain the following documents from every Customer (“Vivint Customer Materials” and collectively with the Vivint Solar Customer Materials, “Customer Materials”):

a)	Purchase and Services Agreement (PSA)
b)	Esign Consent
c)	Financing Application
d)	Schedule of equipment and Services (SES)
e)	Survey (recorded phone call or digital submission)

J.Vivint Solar Program Mechanics.

1.Dealer will market and solicit Customers to enter into a Customer Agreement consistent with Primary Party’s current marketing and lead generation guidelines.

2.Upon execution by the Customer of the Customer Agreement, Dealer will sign the Customer Agreement.

3.Dealer will submit the Customer Agreement along all other required Customer Materials via the Company’s IT platform.

Confidential	A&R Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

4.Primary Party will review and approve, or reject with explanation, each Customer Agreement within 3 business days.

5.Upon approval, Primary Party will countersign the Customer Agreement and deliver the fully-executed copy to Dealer and the Customer.

6.If rejected, the Dealer must resolve the issue, as outlined in the explanation, and have the Customer resign the Customer Agreement prior to submitting to the Company for review.

7.Dealer will be responsible to shepherd the Customer through all aspects of the post-sale process through installation of the PV System.

8.If additional documents or materials are need from permitting authorities, the Customer’s utility, Financing Partners, or anyone else, then Dealer will be responsible to obtain these documents and information from the Customer.

9.Primary Party will follow its ordinary process for site survey, design and engineering.

10.With Dealer’s assistance, Primary Party will install any applicable Ancillary Products scheduled for installation before the PV System is installed.

11.Upon completion of the design, Dealer will be responsible to present the Customer Packet to the customer and close the design with the Customer.

12.Primary Party will be responsible to complete the Customer welcome and verification call.

13.After execution of the Customer Agreement, approval of the Customer Packet by the Customer, and completion of the Customer Verification Call, then Primary Party will proceed with obtaining the permit, procuring the equipment, and installing the PV System and any Ancillary Products that have not already been installed.

14.With Dealer’s assistance, Primary Party will be required to pass inspection and obtain permission to operate from the utility.

K.Vivint Program Mechanics.

1.Vivint Solar will market and solicit Customers to enter into a Customer Agreement consistent with Vivint’s current marketing and lead generation guidelines.

2.Customer executes all documentation required from the customer

3.Vivint Solar will countersign and submit all required Customer Materials via Street Genie or other Vivint resource.

4.Vivint will review and archive all documentation from the Customer.

5.If rejected, the Vivint Solar must resolve the issue with customer information, and have the Customer resign the applicable customer materials prior to submitting to the Vivint for review.

6.If additional documents or materials are needed from Customer, then Vivint Solar will be responsible to obtain these documents and information from the Customer.

Confidential	Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

7.Vivint Solar will be responsible to shepherd the Customer through all aspects of the sale process through the customer installation and three (3)-day Right of Rescission period.

8.Vivint Solar will dispatch a Smart Home Technician to the home or schedule an install appointment with the customer using Street Genie or other Vivint resource.

9.Vivint will install all Products scheduled for installation on the customer premises.

L.Reporting

1.At least once per month each Party, acting in its capacity as Dealer, will provide the other  party with the following:

a)	a status report of each Customer, with details as to status and next steps;
b)	a list of each employee participating in the Program with licensing information;
c)	a summary of consumer complaints or actions taken by any state or regulatory agency.

2.Promptly after becoming aware, each Party will notify the other Party in writing upon the occurrence of any of the following:

a)	dispute, legal threat, lawsuit, or media threat relating to any Customer;
b)	the filing of any material litigation or action by any government agency against Dealer;
c)	any material default under Dealer’s agreements with its Financing Partners;
d)	the departure of any principal of Dealer, a qualifier or RME for any license, or the principal
e)	contact party for Dealer.

Confidential	Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

EXECUTION

EXHIBIT G

TERRITORY

A.	Vivint Solar Territory and Customer Agreements.

Vivint, as the Dealer, may provide Vivint Solar’s Products to Customers located within the following locations, set forth below, provided, that (a) the utility companies set forth opposite such jurisdictions service the Dwellings in which such Customers reside, (b) with respect to a specified geographic location, Dealer may only offer Products related to the types of Customer Agreements set forth opposite such specified geographic, and (c) Dealer has obtained and continues to maintain all requisite Licenses necessary to sell and operate in those geographic locations.  The following table may be revised by Vivint Solar from time to time in its sole discretion; provide that Vivint Solar shall use commercially reasonable efforts to provide thirty (30) days’ notice prior to removing any Customer Agreement or Utility Company from the list. In some instances, Vivint Solar Products are only available within specific zip codes within the states and utilities referenced in the table below. Vivint Solar will make available the current list of zip codes on a quarterly basis or upon request.

Locations	Customer Agreement(s)	Utility Companies
Arizona	SPA, Lease	APS, TEP
California	PPA, SPA, Lease

AMP (SPA only), APU (Lease & SPA only), Biggs (SPA only), Burbank (SPA only), CEL (Lease & SPA only), Glendale (SPA only), HED (SPA only), IID (SPA only), LADWP (Lease & SPA only), LID (SPA only), MID (SPA only), Pasadena (SPA only), PG&E, REU (SPA only), Riverside (PPA & SPA only), Roseville (SPA), SCE, SDG&E, SMUD

Colorado	Lease, SPA	Xcel Energy, UPC, IREA, and CSU (SPA only)
Connecticut	PPA, SPA	CLP, UI
District of Columbia	Lease, SPA	PEPCO-DC
Delaware	SPA	DEC, DELM-DE
Florida	Lease, SPA	Duke Energy, FP&L (SPA only), KUA (SPA only), OUC, TECO (SPA only), WREC (SPA only)
Hawaii	Lease, SPA	HECO, MECO
Illinois	Lease, SPA	ComEd,
Maryland	PPA, SPA	Berlin (SPA only), BG&E, Choptank, DELM, Easton (SPA only), PE (SPA only), PEPCO, SMECO
Massachusetts	PPA, Lease, SPA	National Grid, NSTAR, Peabody (SPA only), RMLD (SPA only), UNTIL, Wakefield (SPA only), WMECO
Nevada	SPA, PPA	Boulder City (SPA only), NV Energy, VEA (SPA only)
New Hampshire	SPA	Eversource, UNITIL, Liberty
New Jersey	PPA, Lease, SPA	ACE, JCP&L, OR, PSEG, SE (SPA only), VMEU (SPA only)
New Mexico	PPA, SPA	PNM, CNMEC (SPA only)
New York	PPA, Lease, SPA	Central Hudson, ConEdison, National Grid- NY, NYSEG, OR-NY, PSEGLI
Pennsylvania	Lease, SPA	MetEd (SPA only), PECO, PPL (SPA only), PPL-H (SPA only)
Rhode Island	PPA, SPA	National Grid RI
Utah	SPA	RMP, certain UAMPS utilities
Virginia	SPA	Dominion, NOVEC
Vermont	SPA	GMP, Burlington

Confidential	A&R Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

B.	Vivint Territory and Customer Agreements.

Locations*			Customer Agreement(s)
Alabama	Maryland	Pennsylvania	In each jurisdiction listed Vivint utilizes the following contracts: Citizens Loan Agreement, Retail Installment Contract, Purchase and Services Agreement
Alaska	Massachusetts	Rhode Island
Arizona	Michigan	South Carolina
Arkansas	Minnesota	South Dakota
California	Mississippi	Tennessee
Colorado	Missouri	Texas
Connecticut	Montana	Utah
Delaware	Nebraska	Vermont
Florida	Nevada	Virginia
Georgia	New Hampshire	Washington
Hawaii	New Jersey	West Virginia
Idaho	New Mexico	Wisconsin
Illinois	New York	Wyoming
Indiana	North Carolina
Iowa	North Dakota
Kansas	Ohio
Kentucky	Oklahoma
Louisiana	Oregon

*In some instances, Vivint Products are only available within specific zip codes within the states referenced in the table above. Vivint will make available the current list of zip codes on a quarterly basis or upon request.

Confidential	Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

EXECUTION

EXHIBIT H

HIBERNATION POLICIES

A.

For all Vivint Solar accounts, the then-current Account Cancellation Policy, as may be updated by Vivint Solar from time to time in its sole discretion, which policy, and any changes thereto during the Term of the Agreement, shall be communicated to Vivint in writing prior to the Effective Date or implementation, as applicable.

B.	For all Vivint accounts, if Vivint has ran credit on a potential account but no further action has been taken within 45 days.

Confidential	A&R Sales Dealer Agreement
(Vivint Solar Developer, LLC – Vivint, Inc.)

EXECUTION

EXHIBIT I

SUBSCRIBER GENERATION AND COMMISSION AGREEMENT

This SUBSCRIBER Generation and commission Agreement (the “Agreement”) is made as of the March 4, 2020, and shall be deemed effective from upon execution (“Effective Date”), by and between Vivint Amigo, Inc., having its principal place of business at 4931 North 300 West, Provo UT 84604 (“Amigo”), and Vivint Solar Developer, LLC, having its principal place of business at 1800 W Ashton Blvd., Lehi, UT 84043 (“Company”).

WHEREAS, Company and Amigo are affiliate business entities; and

WHEREAS, Amigo is wholly-owned by Vivint, Inc. (“Smart Home”); and

WHEREAS, Company and Smart Home entered into (i) that certain Master Intercompany Framework Agreement, dated as of September 30, 2014 (as amended, amended and restated, supplemented, or otherwise modified from time to time, the “Framework Agreement”); and (ii) that certain Amended and Restated Sales Dealer Agreement, dated as of March 4, 2020 (as amended, amended and restated, supplemented, or otherwise modified from time to time, the “Dealer Agreement”); and

WHEREAS, Amigo provides an application and service to track and process sales commissions arising from customer leads that subscribe to certain products and services; and

WHEREAS, Company is in the business of marketing and selling certain products and services to consumers; and

WHEREAS, Company desires to use Amigo’s application and services to facilitate customer lead generation; and

WHEREAS, Amigo and Company desire to set forth terms and conditions under which a fee for each consumer will be determined and processed in accordance with the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

DEFINITIONS

Any capitalized term used but not defined in this section or elsewhere in this Agreement shall have the meaning ascribed to such term in the Dealer

Agreement.

“Amigo App” shall mean the application made available to End Users, and wherein potential consumer information is input and tracked for purposes of lead generation.

“Competitor” means any company, person, or entity in the business of selling renewable energy or energy storage products and services, including (without limitation):  Auric Energy, Blue Raven, Borrego Solar, First Solar, Greensky, groSolar, ION Solar, Legend Solar, Loanpal, LGCY Power, Momentum Solar, NRG Energy, OneRoof Energy, PetersenDean, Renovate America, RGS Energy, Smart Energy, Solar Mosaic, Spruce Finance, Sungevity, Sunlight, Sunova Energy Corp., SunPower Corporation, Sunrun, Sunstreet, Tesla, Titan Solar, Trinity Solar, Verengo, and any of their respective affiliates or current or future dealers.

“Consumer” shall mean a customer lead identified by End Users through the Amigo App that satisfies all requirements of a “Qualified Solar Lead” (as such term is defined in the Dealer Agreement).

“Consumer Information” shall mean any customer information (including potential customers) input into the Amigo App through End User’s use of the Amigo App.

“End Users” shall mean the authorized end users of the Amigo App, which shall be limited to the Representatives (as such term is defined in the Dealer Agreement) of Smart Home, or other third-parties as may be agreed to in writing by both Parties.

“EULA” shall mean the End User License Agreement setting forth the terms and conditions under which each End User will be authorized to use the Amigo App for the purpose of generating Consumers in the form attached hereto as Exhibit A.

“Fee(s)” shall have the same meaning as “Lead Generation Fee” in the Dealer Agreement.

CONFIDENTIAL	1	Subscriber Generation and Commissions Agreement
(Vivint Solar – Vivint Amigo)

EXECUTION

“Party” or “Parties” means Amigo and/or Company.

“Policies and Procedures” shall have the meaning set forth in the Dealer Agreement.

“Products” shall mean the Customer Agreements entered into by a Customer through a Customer Agreement (as such terms are defined in the Dealer Agreement).

“Restricted Territory” means each state in which Company operates, sells the Products or other services to Consumers, or otherwise has Customers, including each of the states set forth on Exhibit G of the Dealer Agreement.

1.	Engagement of Amigo

1.1.Company authorizes Amigo to register End Users via the Amigo App for the purpose of soliciting leads for prospective Consumers for the Products.  For each such Consumer generated through the use of the Amigo App, Company agrees to pay Amigo the Fees. Company understands that Amigo may designate that all such payments be made directly to Smart Home.  Amigo will be responsible for tracking and payment of any fees or commissions to End Users for such Consumers.

1.2.Except for the authority and rights expressly granted in this Agreement, neither Party shall have authority, nor shall either Party represent or imply that it has any authority, to enter into any agreement in the name of or binding upon the other Party.

1.3. The form of any Consumer agreement shall be as designated by Company in its sole discretion.  All Consumer agreements shall be directly between Consumer and Company.  Amigo shall not be a party thereto, including as a third-party beneficiary, and expressly denies any rights, privileges or entitlements thereunder.

2.	Term.
2.1

This Agreement shall continue from the Effective Date until the earlier of (a) termination by mutual agreement of the Parties, (b) termination of the Dealer Agreement, or (c) termination by either Party for convenience upon no less than ninety (90) days’ prior written notice to the other Party (in either case, the applicable time period during which the Agreement is in force shall be referred to as the “Term”).

3.	Duties, Representations and Warranties of the Company.
3.1.	During the Term of this Agreement, Company shall:

3.1.1.Hold all applicable licenses for providing, installing or servicing the Products;

3.1.2.Be solely responsible for the accuracy of all information Company provides through the Amigo App.

3.1.3.In connection with the payment of Fees each week, Company will provide notice to Amigo of all Customers that have reached installation complete status consistent with the Weekly Report as defined in the Dealer Agreement;

3.1.4.Timely remit payment of Fees to Amigo pursuant to the Dealer Agreement;

3.1.5.Pricing for the Products shall be governed by the terms of the Dealer Agreement.

3.1.6.Undertake commercially reasonable efforts to work with each prospective Consumer to complete the installation and/or activation of the Products in a timely and workmanlike manner;

3.1.7.Be responsible for the billing and collection of all Consumer receivables associated with the Products;

3.1.8.Be responsible for the provision and servicing of all Products to be provided to Consumers; and

3.1.9.Notify Amigo in writing within (five) 5 days of receiving any complaint regarding any End User that violates the Policies and Procedures.

4.	Duties, Representations and Warranties of Amigo.

4.1.During the term of this Agreement, Amigo will:

4.1.1.Be responsible for tracking and processing any payment of End User commissions associated with a Consumer.

4.1.2.Hold all applicable licenses for providing the services hereunder.

4.1.3.Require all End Users to acknowledge and agree to the terms of the EULA.

4.1.4.Update the Amigo App to reflect Product pricing changes.

CONFIDENTIAL	2	Subscriber Generation and Commissions Agreement
(Vivint Solar – Vivint Amigo)

EXECUTION

4.1.5.Notify the Company in writing within ten (10) days of receiving any complaint regarding any End User that violates the Policies and Procedures of the EULA. Notwithstanding the foregoing, nothing herein shall obligate Amigo to provide any required notification if Company has previously received such notification from Smart Home.

4.2.Amigo makes no representation or assurance concerning the number of Consumers that may be generated.

4.3.THE AMIGO APP IS PROVIDED “AS IS.” AMIGO SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT, AND ALL WARRANTIES ARISING FROM COURSE OF DEALING, USAGE, OR TRADE PRACTICE. WITHOUT LIMITING THE FOREGOING, AMIGO MAKES NO WARRANTY OF ANY KIND THAT THE AMIGO APP WILL OPERATE WITHOUT INTERRUPTION, ACHIEVE ANY INTENDED RESULT, BE COMPATIBLE OR WORK WITH ANY SOFTWARE, SYSTEMS, OR OTHER SERVICES, OR BE ACCURATE, COMPLETE, OR ERROR FREE. ALL OPEN SOURCE COMPONENTS AND OTHER THIRD-PARTY MATERIALS ARE PROVIDED “AS IS.”

5.	Lead Generation Requirements.

5.1.All Consumers must qualify for the Products under Company’s Policies and Procedures, including, but not limited to those set forth in the Dealer Agreement.

6.	Intellectual Property License and Information Use.

6.1.Company hereby grants to Amigo and End Users a limited, non-exclusive, nontransferable license, to use Company’s name, and marks in connection with the use of the Amigo App and End User’s solicitation of prospective Consumers. Company acknowledges that the Amigo App and all intellectual property rights associated therewith are the property of Amigo or its affiliates. Amigo hereby grants Company a limited, non-exclusive, non-transferable and revocable license to use the Amigo App solely for the purpose of fulfilling the terms of this Agreement.

6.2.Company acknowledges that any End User information and Consumer Information is owned by Amigo and may be used in connection with fulfilling obligations under this Agreement or providing services consistent with the consent provided by the Consumer or potential Consumer.

7.

Fees. In consideration for Company’s use of the Amigo App and the services contemplated herein, Company agrees to pay Amigo a Fee for each Consumer that results in an installed Solar System.  The Fee amount for each Consumer is set forth in the Dealer Agreement.

8.

No Exclusivity. Company acknowledges that this Agreement is a non-exclusive agreement with Amigo and that Amigo reserves the right to enter into similar agreements with third parties, including use of similar or different terms.

9.	Indemnification. Section 14 of the Dealer Agreement will apply to the activities of the Parties, their agents and Representatives in the performance of this Agreement.
10.	Limitation of Liability. Section 15 of the Dealer Agreement will apply to the activities of the Parties, their agents and Representatives in the performance of this Agreement.
11.	Independent Contractors. Section 2.6 of the Dealer Agreement will apply to the activities of the Parties, their agents and Representatives in the performance of this Agreement.
12.	Personal Identifiable Information. Section 16.1 of the Dealer Agreement will apply to the activities of the Parties, their agents and Representatives in the performance of this Agreement.
13.	Records. Company shall maintain accurate books and records of all Consumers pursuant to the requirements of Section 18 of the Dealer Agreement.
14.

End User Conduct.  Company may request that Amigo, not inconsistent with applicable laws, rules or regulations, cancel an End User’s access and use of the Amigo App in connection with the marketing or Consumer generation activities for the Products.  The request for discontinuance will be fulfilled to the best of Amigo’s ability upon Company’s written notice to Amigo.

15.

Framework Agreement. This Agreement is entered into pursuant to the Framework Agreement, and all applicable terms therein are incorporated herein by reference (mutatis mutandis), including (without limitation):  Section 4 (Confidentiality) and Section 6 (Miscellaneous).

CONFIDENTIAL	3	Subscriber Generation and Commissions Agreement
(Vivint Solar – Vivint Amigo)

EXECUTION

16.

Non-Competition and Exclusivity.  At all times during the Term and throughout the Restricted Territory, Amigo will not (whether directly or indirectly, either through itself, an affiliate, or any Representative) (a) market, acquire leads, sell, solicit, offer, or seek to acquire Consumers for any products or services that are similar to any of the Products of

Company other than through this Agreement or the Dealer Agreement; or (b) make available the Amigo App or perform any services similar to the services hereunder to any Competitor.

[SIGNATURE PAGE FOLLOWS]

CONFIDENTIAL	4	Subscriber Generation and Commissions Agreement
(Vivint Solar – Vivint Amigo)

EXECUTION

BY SIGNING THIS AGREEMENT, THE PARTIES ACKNOWLEDGE THAT THEY HAVE CAREFULLY READ AND FULLY UNDERSTAND ALL OF THE PROVISIONS OF THIS AGREEMENT AND THAT THEY ARE VOLUNTARILY ENTERING INTO THIS AGREEMENT.

VIVINT AMIGO, INC., a Utah corporation
By:	/s/ David M. Jones
Name:	David M. Jones
Title:	VP of Innovation

VIVINT SOLAR DEVELOPER, LLC, a Delaware limited liability company
By:	/s/ David Bywater
Name:	David Bywater
Title:	Chief Executive Officer

CONFIDENTIAL	5	Subscriber Generation and Commissions Agreement
(Vivint Solar – Vivint Amigo)

EXECUTION

EXHIBIT A

END USER LICENSE AGREEMENT

Amigo, Inc. Terms of Service

Welcome to Amigo!

Thanks for using our products and services (“Services”).  The Services are provided by Amigo, Inc.  By using our Services, you are agreeing to these terms.  Please read them carefully.

IMPORTANT: PLEASE REVIEW THESE TERMS CAREFULLY. IN PARTICULAR, PLEASE REVIEW THE MUTUAL ARBITRATION PROVISION BELOW.

THESE TERMS OF SERVICE (“Terms”) ARE A LEGAL, BINDING AGREEMENT BETWEEN AMIGO, INC., A LEADS AND MARKETING SERVICES PROVIDER (“We” OR “Amigo”), AND YOU, THE USER OF THE AMIGO SERVICES, (“You” OR “End User”).  YOUR USE OF AMIGO’S APP OR SUBMISSION OF LEADS TO A SERVICE PROVIDER (“Service Provider”) CONSTITUTES YOUR AGREEMENT TO ALL SUCH TERMS, CONDITIONS, AND NOTICES IN EFFECT AT SUCH TIME. THESE TERMS APPLY TO ANY SERVICES OR PROPERTIES SUCH AS WEBSITES OR APPS OPERATED BY AMIGO.  ACCEPTANCE OF THESE TERMS IS A CONDITION TO YOUR USE OF THIS APPLICATION OR THE AMIGO SERVICES. YOU AGREE THAT EACH INTERACTION BETWEEN YOU AND THIS APPLICATION, AND EACH SUBMISSION OR REQUEST FOR OR DELIVERY OF LEADS OR OTHER MARKETING SERVICES IS SUBJECT TO THESE TERMS. YOU REPRESENT YOU ARE OF LEGAL AGE TO ENTER INTO A BINDING TERMS.  IF YOU DO NOT AGREE TO ANY OR ALL OF THESE TERMS YOU MAY NOT USE OUR SERVICES, ACQUIRE LEADS FOR, OR RECEIVE SERVICES FROM US AND SHOULD NOT ACCESS THIS APPLICATION OR OUR SERVICES.

INDEPENDENT CONTRACTOR RELATIONSHIP

End User understands that he or she is entering into these Terms as an INDEPENDENT CONTRACTOR AND NOT AS AN EMPLOYEE of Amigo. Pursuant to these Terms, if End User is eligible for payments from Amigo, Amigo will not withhold tax on End User’s compensation or provide any insurance, retirement, or other employee benefits to End User. End User’s independent contractor status will define the parties’ relationship.  End User will be free to determine his or her own business hours and to choose his or her own target clients, marketing techniques, and sales methods when using the Amigo Services. However, End User agrees to conduct business in compliance with the standards of End User conduct prescribed by Amigo. End User also agrees with local, state and federal laws that govern the merchant service industry, including but not limited to those certain peddler and solicitor laws that may be applicable, and by-laws and codes of the ethics of each trade or professional organizations of which End User or licensee is a member.

INFORMATION YOU PROVIDE TO US.

If you provide any information that is untrue, not current or incomplete, or Amigo has reasonable grounds to suspect that such information is untrue, inaccurate, not current or incomplete, Amigo has the right to refuse any current or future use of the Services (or any portion thereof) by you. You are responsible for any use of the Services by persons to whom you intentionally or negligently allow access to your password.

TO KNOWINGLY INPUT FALSE INFORMATION, INCLUDING BUT NOT LIMITED TO NAME, PHONE NUMBER, ADDRESS OR E-MAIL ADDRESS IS A VERY SERIOUS AND FRAUDULENT MATTER THAT COULD RESULT IN SIGNIFICANT COSTS AND DAMAGES INCLUDING INVASION OF PRIVACY RIGHTS OF AMIGO, THE SERVICE PROVIDERS, AND CONSUMERS, AS WELL AS THE LOSS OF TIME, EFFORT AND EXPENSE RESPONDING TO AND PURSUING SUCH FALSE INFORMATION AND REQUEST, AND FURTHER, COULD RESULT IN REGULATORY FINES AND PENALTIES. ACCORDINGLY, IF YOU KNOWINGLY INPUT FALSE INFORMATION, INCLUDING BUT NOT LIMITED TO NAME, E-MAIL ADDRESS, PHYSICAL ADDRESS OR PHONE NUMBER OR A RANDOM OR MADE UP NAME, ADDRESS, E-MAIL OR PHONE NUMBER YOU AGREE TO FULLY INDEMNIFY AND BE LIABLE TO AMIGO AND EACH SERVICE PROVIDER WHO ACCEPTS SUCH SERVICE REQUESTS, FOR THE GREATER OF: (1) A MINIMUM AMOUNT OF TEN THOUSAND DOLLARS ($10,000) TO EACH OF AMIGO AND EACH OF THE AFFECTED SERVICE PROVIDERS AND FOR EACH OF THE ACTUAL PERSON(S) AFFECTED BY ANY OF THE IMPROPER, INCORRECT OR FRAUDULENT INFORMATION YOU ENTER (FOR EXAMPLE THE ACTUAL OWNER OF THE E-MAIL ADDRESS OR PHONE NUMBER, ETC.), PER IMPROPER SUBMISSION, PLUS ANY ATTORNEYS FEES COSTS AND EXPENSE RELATING THERETO; OR (2) ACTUAL DAMAGES, DIRECT, PUNITIVE AND CONSEQUENTIAL, AND ANY REGULATORY OR JUDICIAL FINES OR PENALTIES THAT MAY ARISE FROM SUCH INTENTIONAL, MISLEADING, HARMFUL AND FRAUDULENT ACTIVITY, PLUS REASONABLE LEGAL FEES, COST AND EXPENSES RELATING THERETO, WHICHEVER IS GREATER.

CONFIDENTIAL	6	Subscriber Generation and Commissions Agreement
(Vivint Solar – Vivint Amigo)

EXECUTION

POLICIES AND PRACTICES

End User agrees to abide by all rules, regulations, policies, practices and procedures, including, but not limited to, those policies set forth within the Amigo App. Amigo, in its sole discretion, may from time to time amend, modify or revise its rules, regulations, handbooks, manuals, policies, practices and procedures. By signing into the Amigo App, End User acknowledges and represents that End User has reviewed and agrees to abide by all policies and rules set forth by Amigo when using the Services.  End User shall not use the Services unless End User is: (i) properly licensed to perform services in such location; and (ii) has previously obtained any and all permits or licenses required for the services End User is performing in such location.

CODE OF CONDUCT

End User agrees to be honest and ethical in all of End User’s dealings with Amigo, its affiliates, or any customers or potential customers.  If a customer complains to Amigo or any governmental entity or cancels an account because of End User’s alleged dishonest, unethical or improper conduct, or because of an alleged violation of any of Amigo’s policies and procedures, including, but not limited to, performing services without the necessary or required permits or licenses, Amigo’s obligations contemplated by these Terms shall terminate, and End User shall be liable and responsible to Amigo for any and all fines, damages, attorneys’ fees and or costs incurred as a result of End User’s actions. End User shall faithfully, and to the best of End User’s ability, perform all of the services and duties required under the expressed or implicit provisions of these Terms. End User agrees to comply with all applicable laws, rules, regulations and ordinances.  End User further agrees that End User will review and make himself or herself aware of said laws, rules, regulations and ordinances before using the Amigo Services.

BACKGROUND CHECK

If a Service Provider requires screening or a background check for individuals providing leads through the Amigo Services, then End User hereby expressly authorizes Amigo or any of its affiliates to perform a screening process on End User.  Screening process may include a motor vehicle record and background check, to ensure safety and compliance with applicable Service Provider’s criteria.  End User shall cooperate in the performance of said screening.

LICENSING

End User will not use the Amigo Services unless End User has completed any and all applicable licensing, permitting, or other requirements that may be applicable to End User. End User’s failure or inability to obtain any license or permit necessary or required for End User to use the Amigo Services, or performance of any services without the necessary or required license or permit is a breach of these Terms and shall result in the immediate termination of these Terms. Any fines including payment of bail incurred by the failure of End User to obtain the proper license or permit will be the sole responsibility of the End User and will not be paid for or reimbursed by Amigo.

AMIGO APP LICENSE

Subject to and conditioned on End User’s compliance with all other terms and conditions of these Terms, Amigo grants to End User a non-exclusive, non-sublicensable, non-transferable, and terminable license to use the Amigo App solely for the Permitted Use, until and unless terminated by Amigo at its sole discretion. During the Term, End User accepts such license and agrees to use the Amigo App exclusively for all sales referrals generated on behalf of Amigo or a Service Provider (a “Lead”) in accordance with the provisions hereof. As used in these Terms, the term "Permitted Use" shall mean use of the Amigo App by End User to generate Leads of potential new customers. Use of the Amigo App (or any part thereof) for the benefit of others, whether by means of a software-as-a-service (SAAS) offering, service bureau application, application service provider (ASP), outsourcing or other means of providing service to any third party shall not constitute a Permitted Use.

OWNERSHIP OF SALES LEADS

End User acknowledges and agrees that Amigo and/or the Service Provider will own all Leads acquired from End User under these Terms.

LEAD ACCEPTANCE

End User expressly acknowledges that any submission of a Lead to a Service Provider is subject to acceptance by Service Provider, in its sole discretion. Neither Amigo nor Service Providers will have any responsibility or liability to End User with respect to the continued availability or operation of Service Provider’s acceptance of, failure to accept, or follow up of a Lead submitted by End User.

CONFIDENTIAL	7	Subscriber Generation and Commissions Agreement
(Vivint Solar – Vivint Amigo)

EXECUTION

CONFLICTS

End User acknowledges and agrees that a Service Provider may offer products and services to a customer or potential customer after receiving such customer’s contact information from both the End User and another lead provider or sales referral source. In the event a Service Provider receives a sales referral from both the End User and another source, Service Provider may in its sole discretion determine who, will receive a commission payment for such sales referral.

PAYMENT

Any payment to you will be set forth in and based on the information expressly provided within the Amigo App.  Amigo and Service Providers reserve the right to modify commission or payment structures, and you understand and agree that commission structures may vary from user to user.  End User shall only be entitled to payment for services performed pursuant to these Terms, and End User shall not be entitled to any payment other than what is contemplated herein. You will be paid based on the Lead status as agreed upon and set forth within the Amigo App for the specified service. It is your responsibility to understand how certain Lead types are paid out. Some may be paid out on generating a valid Lead, while others may be paid out when services/products are installed, provided or rendered to the customer.

WALLET

Your wallet in the Amigo App represents both pending transactions (e.g., once you submit a Lead in the Amigo App, you will be shown what the potential commission if the referral converts to a buyer of the referred products/services) and earned commissions. YOU AGREE AND UNDERSTAND THAT YOU ARE NOT ENTITLED TO PENDING AMOUNTS OR POTENTIAL COMMISSIONS UNTIL THE COMMISSIONS ARE EARNED.  YOU ARE NOT ENTITLED TO FUNDS IN YOUR WALLET UNTIL THE FUNDS HAVE BEEN RELEASED AND ARE IN A WITHDRAWABLE STATE.  A withdrawable state will be determined based on the type of Lead and status of the Lead. Funds will not be available to be withdrawn until they have met the withdrawable requirements.  Each Service Provider will determine what constitutes an earnable commission as detailed in the Amigo App.

COMMISSION CHARGEBACK

Funds that have been paid to a wallet can be charged back based on the hold back period specified for the Lead type and service from the Service Provider. You agree to back the Lead until this period has passed. You agree to keep an active credit or debit card on file so that funds may be collected to cover any chargebacks.

DISCLAIMER AND LIMITATIONS OF LIABILITY

You acknowledge and agree that the Services are provided to you on an "AS IS" basis without any warranty whatsoever, and your sole and exclusive remedy, and Amigo's sole obligation to you or any third party for any claim arising out of your use of the Services or the Amigo App, is that you are free to discontinue your use of the Services at any time.

EXCEPT AS EXPRESSLY SET FORTH HEREIN, AMIGO EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

AS A CONDITION TO THE USE OF THE SERVICES, TO THE FULLEST EXTENT PERMITTED BY LAW, AMIGO WILL NOT BE LIABLE TO YOU FOR ANY INDIRECT, CONSEQUENTIAL, EXEMPLARY, SPECIAL OR RELIANCE DAMAGES RESULTING FROM OR ARISING IN CONNECTION WITH THE LEADS OR THE USE OF THE SERVICES.

TERMINATION

We may terminate our relationship with you at any time by discontinuing the Services (including terminating your access to the Amigo App). You may terminate our relationship by no longer using the Amigo App. These Terms survive termination for any reason and continue to apply indefinitely to any Leads received hereunder and all matters relating to such Leads or their use, including without limitation the use restrictions, warranties, indemnification, limitation of liability and mandatory arbitration provided herein.  If you have funds in your wallet at the time of termination, then Amigo will attempt to disperse the available funds to you.

CONFIDENTIAL	8	Subscriber Generation and Commissions Agreement
(Vivint Solar – Vivint Amigo)

EXECUTION

SEVERABILITY

These Terms supersede all prior terms, written or oral, between End User and Amigo concerning the subject matter hereof. Whenever possible, each provision of these Terms shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of these Terms is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but these Terms shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

MANDATORY ARBITRATION

These Terms are governed by the laws of the State of Utah. You and Amigo agree to resolve any disputes relating to these Terms, the Leads or other marketing services exclusively by binding arbitration.

ARBITRATION CLAUSE AND CLASS ACTION WAIVER

PLEASE REVIEW CAREFULLY AS THIS IMPACTS YOUR LEGAL RIGHTS. EACH PARTY AGREES TO BINDING ARBITRATION AS THE SOLE AND EXCLUSIVE REMEDY FOR ANY CONTROVERSY, DISPUTE, OR CLAIM OF ANY KIND OR NATURE BETWEEN THE PARTIES AND THEIR RESPECTIVE AFFILIATES, DIRECTLY OR INDIRECTLY ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THESE TERMS REGARDLESS OF WHAT LEGAL THEORY (INCLUDING WITHOUT LIMITATION, NEGLIGENCE, FRAUD, BREACH OF CONTRACT, BREACH OF WARRANTY OR PRODUCT LIABILITY, OR ANY OTHER THEORY OF LIABILITY) IS USED TO ALLEGE OR DETERMINE LIABILITY FOR THE INJURY OR LOSS. THE PARTIES UNDERSTAND AND AGREE THAT THEY ARE WAIVING THE RIGHT TO A JURY TRIAL. To the extent permitted by law, both parties agree that no lawsuit or any other legal proceeding connected with these Terms shall be brought or filed more than one (1) year after the incident giving rise to the claim occurred.

THE PARTIES AGREE THAT THEY MAY BRING CLAIMS AGAINST THE OTHER ONLY IN THEIR INDIVIDUAL CAPACITY AND NOT AS A CLASS OR END USER ACTION PLAINTIFF OR CLASS ACTION MEMBER IN ANY PURPORTED CLASS OR END USER PROCEEDING.

The Federal Arbitration Act shall apply to these Terms. The arbitration shall be administered by JAMS in accordance with the JAMS Consumer Arbitration Minimum Standards, which may be found on the Internet at https://www.jamsadr.com/consumer-minimum-standards/.

The arbitration shall be held in the location where you live, in Utah, or any other location agreed upon by the parties. The arbitrator shall decide issues of arbitrability of claims and shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of these Terms. The arbitrator is bound these Terms as it relates to available damages and other limitations. Judgment on the arbitration award may be entered in any court having jurisdiction. You may opt out of this arbitration clause by providing notice to Amigo in writing no later than thirty (30) days of the date you first became subject to the Terms. You must write to: Amigo, Inc., Attn: Legal Department - Arbitration, 4931 N. 300 W., Provo, Utah 84604. You must provide the date, your name and residential address, and a clear statement that you wish to opt out of this arbitration clause.

USER GENERATED CONTENT

You agree that all of the content and information posted by you on the Amigo App, including but not limited to:

•	Contact Information
•	Comments, Questions and/or Answers,
•

Any other content (known collectively as "Content") is the sole and exclusive property of Amigo, and that you have no right to reproduce, post, publish, or otherwise use such information other than for your personal use.

You acknowledge and agree that any Content you post or provide may be used by Amigo in efforts to perform the Services and may be viewed by the Service Providers.  Further, to the extent permitted under applicable law, you waive and release and covenant not to assert any moral rights that you may have in any Content posted or provided by you.

By posting or providing any Content to Amigo, you represent and warrant to Amigo that you own or have all necessary rights to provide the Content, and grant to Amigo the rights granted herein. The forgoing representation includes, but is not limited to, a representation and warranty that you own or have the necessary rights (including any necessary releases) to grant all

CONFIDENTIAL	9	Subscriber Generation and Commissions Agreement
(Vivint Solar – Vivint Amigo)

EXECUTION

rights granted herein in relation to any persons, places or intellectual property pictured in any photographic Content that you provide. In addition, if you post or otherwise provide any Content that is protected by copyright, you represent that you have obtained any necessary permissions or releases from the applicable copyright owner.

Miscellaneous

These Terms will inure to the benefit of Amigo's successors, assigns and licensees. If any provision of these Terms shall be deemed unlawful, void or unenforceable, for any reason, by any court of competent jurisdiction that provision shall be modified in order to make it enforceable, while maintaining the spirit of the provision. Alternatively, if modification is not possible, such provision shall be stricken and shall not affect the validity and enforceability of the remaining terms. The failure of Amigo to exercise or enforce any right or provision of these Terms shall not constitute a waiver of such right or provision.

You agree that regardless of any statute or law to the contrary, any claim or cause of action arising out of or related to use of the Services, or these Terms must be filed within one (1) year after such claim or cause of action arose or be forever barred.

The section titles in these Terms are for convenience only and have no legal or contractual effect.

These Terms are governed by the laws of the State of Utah as such laws are applied to agreements entered into and to be performed entirely in the State of Utah and between Utah residents. These Terms may be modified or amended from time to time.

CONFIDENTIAL	10	Subscriber Generation and Commissions Agreement
(Vivint Solar – Vivint Amigo)